UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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MOSYS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2309 Bering Drive

San Jose, CA 95131

Dear Stockholder:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of MoSys, Inc. (the “Company”) to be held December 27, 2018, at 9:00 a.m., local time, at our corporate headquarters located at 2309 Bering Drive, San Jose, California 95131.

The matters expected to be acted upon at the meeting are described in detail in the following Notice of the 2018 Annual Meeting of Stockholders and Proxy Statement.

It is important that your shares be represented and voted at the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that you promptly register your vote in accordance with the instructions set forth on the enclosed proxy card to ensure your proper representation. Returning the proxy does not deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Daniel Lewis Chief Executive Officer and President

First mailed to stockholders

on or about December   , 2018

YOUR VOTE IS IMPORTANT. PLEASE REMEMBER TO PROMPTLY RETURN YOUR PROXY.

MOSYS, INC.

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of MoSys, Inc.:

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of MoSys, Inc., a Delaware corporation (the “Company”), will be held December 27, 2018, at 9:00 a.m., local time, at the Company’s corporate headquarters located at 2309 Bering Drive, San Jose, California 95131, for the following purposes:

1.      To elect four members of our board of directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified. The nominees are Daniel Lewis, Scott Lewis, Robert Y. Newell and Daniel J. O’Neil;

2.      To ratify our Audit Committee’s appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

3.      To approve an amendment of our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio determined by the board of directors within a specified range, without reducing the authorized number of shares of our common stock, to be effected in the sole discretion of the board of directors at any time within one year of the date of the Annual Meeting without further approval or authorization of our stockholders. The board of directors may alternatively elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion;

4.      To approve the amendment of the 2010 Equity Incentive Plan to increase the number of shares currently reserved for issuance thereunder by 4,000,000 shares; and

5.      To transact such other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on November 23, 2018 are entitled to notice of and to vote at the Annual Meeting, or at any adjournment thereof. A list of such stockholders will be available for inspection at our principal office.

You are cordially invited to attend the Annual Meeting. However, to ensure that you are represented at the Annual Meeting, please vote your shares by submitting instructions for proxy voting via the Internet, by phone, or by signing, dating and returning the proxy card in accordance with the instructions set forth on the enclosed proxy card at your earliest convenience. If you wish to submit your proxy by mail, a return addressed envelope is enclosed for your convenience. If you attend the Annual Meeting, you may vote in person even though you have submitted your proxy previously. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Daniel Lewis Chief Executive Officer and President

San Jose, California

December   , 2018

MOSYS, INC.

2309 Bering Drive

San Jose, California 95131

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the board of directors of MoSys, Inc., a Delaware corporation, of proxies, in the accompanying form, to be used at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at our corporate headquarters located at 2309 Bering Drive, San Jose, California 95131 on December 27, 2018, at 9:00 a.m., and any adjournments of the Annual Meeting. Unless the context otherwise requires, the “Company,” “MoSys,” “we,” “us” and similar terms refer to MoSys, Inc.

If you need directions to the location of the Annual Meeting, please contact us at (408) 418‑7500.

This Proxy Statement and the accompanying proxy card are being mailed on or about December  , 2018 to all stockholders entitled to notice of and to vote at the Annual Meeting.

SOLICITATION AND VOTING PROCEDURES

Shares represented by valid proxies in the accompanying form received in time for use at the Annual Meeting and not revoked at or prior to the Annual Meeting will be voted as discussed below. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. Holders of our common stock are entitled to one vote per share on all matters. To vote in person, a stockholder must attend the Annual Meeting, and then complete and submit the ballot provided at the meeting. To vote by proxy, a stockholder must mark, sign and date the enclosed proxy card and mail it to our transfer agent or submit voting instructions electronically by using the telephone or Internet and following the instructions provided on the proxy card. An automated system administered by our transfer agent tabulates stockholder votes submitted by proxy, and an officer of ours will tabulate votes cast in person at the Annual Meeting.

Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting on a proposal, including brokers holding customers’ shares of record, will be included in the number of stockholders present at the meeting for purposes of determining whether a quorum is present.

The voting requirements for the proposals that we will consider at the Annual Meeting are:

•

Proposal 1—Election of Directors.  Directors are elected by a plurality, and the four directors who receive the most votes will be elected to our board of directors. Shares represented by properly completed and timely submitted proxies will be voted “FOR” the election of the nominees listed in the Notice of the Annual Meeting, unless authority to do so is specifically withheld. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the board of directors may designate.

•

Proposal 2—Ratification of Appointment of BPM LLP as Independent Registered Public Accounting Firm.  An affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting is necessary for approval of this proposal.

•

Proposal 3—Authorization for the board of directors to, if determined necessary and in its sole discretion, amend our Restated Certificate of Incorporation to effect a reverse stock split. An affirmative vote of the holders of a majority of the shares outstanding and entitled to vote at the Annual Meeting is necessary for approval of this proposal.
•

Proposal 4—Amendment of the Amended and Restated 2010 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 4,000,000 shares. An affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting will constitute approval of this proposal.

Abstentions and Broker Non‑Votes.  Brokers holding shares in street name for customers have discretionary authority to vote on some matters when they have not received instructions from the beneficial owners of shares. Under the Delaware General Corporation Law, an abstaining vote and a broker “non‑vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. A broker “non‑vote” occurs when a broker or other nominee holding shares for a beneficial owner signs and returns a proxy with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but does not vote on a particular matter due to a lack of discretionary voting power and instructions from the beneficial owner. Under listing rules governing voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters but not on non‑routine matters. At the Annual Meeting, only Proposal No. 2 (the ratification of appointment of BPM LLP as our independent registered public accounting firm for the 2018 audit) is a routine matter under these rules. Brokers that do not receive instructions from the beneficial owners of the shares are entitled to vote only on Proposal No. 2.

Broker non‑votes are considered present but not entitled to vote. They will not affect the outcome of the vote on any of the proposals at the Annual Meeting because broker non‑votes are excluded from the tabulation of votes cast on each proposal. Abstentions are counted as present and entitled to vote for purposes of establishing a quorum. An abstention will have no effect on the election of directors under Proposal No. 1. However, an abstention will have the same effect as a vote “against” the ratification of the appointment by the Audit Committee of BPM LLP as our independent registered public accounting firm for the 2018 audit under Proposal No. 2, the approval to effect a reverse stock split under Proposal No. 3, and the approval to increase the number of shares of common stock reserved for issuance under the Amended and Restated 2010 Equity Incentive Plan under Proposal 4 because a vote in favor of these proposals from a majority of the shares present in person or by proxy and entitled to vote is needed for approval.

Special Note Regarding Shares Held in Broker Accounts.  If you hold your shares through a broker, bank or other nominee, it is critical that you submit a legal proxy or voting instructions if you want your shares to be counted. If you hold your shares through a bank, broker or other nominee, and you do not submit a proxy or otherwise instruct your bank, broker or other nominee how to vote in the election of directors, no votes will be cast on your behalf on Proposal Nos. 1, 3 and 4. If you submit a signed proxy, but do not provide voting instructions, your bank, broker or other nominee will, as in prior years, have discretion to vote uninstructed shares on the ratification of our independent registered public accounting firm (Proposal No. 2), and your shares may still be counted for purposes of determining if a quorum is present.

All proxies will be voted as specified on the proxy cards submitted by stockholders, if the proxy card is properly executed or electronically submitted and is received by us prior to the close of voting at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Our chief executive officer, Daniel Lewis, and our chief financial officer, James Sullivan, have been designated as proxy holders for the Annual Meeting. If no choice has been specified, a timely returned and properly executed or electronically submitted proxy card will be voted in accordance with management’s recommendations on Proposals Nos. 1, 2, 3 and 4, which are described in detail elsewhere in this Proxy Statement, except with respect to broker non‑votes. In addition, all properly completed and timely returned or electronically submitted proxy cards that have been voted FOR item 5, or which reflect no vote regarding item 5 on the proxy card,will be voted by the proxyholders in their discretion for any other matters properly and timely submitted for a vote at the Annual Meeting.

Only holders of our common stock at the close of business on November 23, 2018, the record date, will be entitled to notice of and to vote at the Annual Meeting. As of that date, we had 42,873,919 shares of common stock outstanding, each with one vote per share.

The cost of soliciting proxies, including expenses incurred in connection with preparing and mailing this Proxy Statement and the proxy card and maintaining the Internet access for such materials and the submission of proxies will be borne by us. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they my forward this solicitation material to such beneficial owners of our common stock. We will reimburse brokerage firms and other persons representing beneficial owners of common stock for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, electronic facsimile transmission and other electronic means, and personal solicitation by our directors, officers or employees. No additional compensation will be paid to directors, officers or employees for such solicitation. We have retained Equiniti Trust Company to assist in the distribution of proxies for a fee estimated to be approximately $3,500 plus reasonable out‑of‑pocket expenses. We may also decide to engage the services of a private proxy solicitor and incur fees of up to approximately $25,000. Copies of our 2017 Annual Report on Form 10‑K filed with the SEC on March 12, 2018 are being mailed to stockholders with this Proxy Statement and these documents can also be viewed on the investors section of our website, www.mosys.com. Additional copies of our 2017 Annual Report on Form 10‑K, excluding exhibits, may be obtained by any stockholder, without charge, by sending an e‑mail to priv_ir@mosys.com or by written request addressed to: MoSys, Inc., 2309 Bering Drive, San Jose, California 95131, Attention: Investor Relations.

REVOCABILITY OF PROXIES

You can revoke your proxy at any time before the voting at the Annual Meeting by sending a properly signed written notice of your revocation to our secretary, by submitting another proxy that is properly signed and bearing a later date, by following the specified procedures for submitting a proxy electronically and changing your vote or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy. You should direct any written notices of revocation and related correspondence to MoSys, Inc., 2309 Bering Drive, San Jose, California 95131, Attention: Secretary.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD DECEMBER 27, 2018

This Proxy Statement, the proxy card and our 2017 Annual Report on Form 10‑K are available at www.mosysinc.com/proxy/proxymaterials.html.

BOARD OF DIRECTORS

Directors

Our bylaws provide that the number of directors is determined by resolution of the board of directors and can be changed by approval of the stockholders or a majority of the directors. Our board of directors currently consists of five directors. In August 2018, Stephen Domenik resigned from our board of directors; and Leonard Perham resigned as our chief executive officer and president, but remained on our board of directors. Also, in August 2018, Daniel Lewis became our chief executive officer and president, and remained on our board of directors. In October 2018, Scott Lewis and Robert Y. Newell were appointed to our board of directors to fill existing vacancies. Mr. Perham has declined to stand for re-election at the Annual Meeting, and, consequently, the board of directors has recently adopted a resolution reducing the size of the board to four directors. effective when Mr. Perham’s current term expires at the conclusion of the Annual Meeting. Each director is elected to serve until the next annual meeting of stockholders and until the election and qualification of his or her successor or his or her earlier resignation or removal.

The names of our directors, including the four nominees to be elected at the Annual Meeting, and certain information about each of them, are set forth below.

Name	Age	Position(s) with the Company
Daniel Lewis	69	Chief Executive Officer, President and Director*
Leonard Perham	75	Director
Scott Lewis(1)	63	Director*
Robert Y. Newell(1)(2)	70	Director*
Daniel J. O’Neil(1)(2)	47	Director*

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
*	Nominee for director at the Annual Meeting.

The principal occupations and positions for at least the past five years of our directors and director nominees are described below. There are no family relationships among any of our directors or executive officers.

Daniel Lewis.  Mr. Lewis was appointed to the board of directors in September 2017, and has served as our president and chief executive officer since August 2018. He has served as the managing member and an owner of GMS Manufacturing Solution LLC, which provides engineering services to manufacturing companies, since 2013. From 2001 to 2013, Mr. Lewis served as chief executive officer of View Box Group, LLC, which provides management consulting services to small businesses. Prior to 2001, he previously served as vice president of worldwide sales at both Xicor, Inc. and Integrated Device Technology, Inc. Mr. Lewis has also held various sales and technical positions with Accelerant Networks, Inc. Intel Corporation, Zilog, Inc. and Digital Equipment Corporation. Mr. Lewis holds a B.S. in Electrical Engineering from the University of Michigan. We believe that Mr. Lewis’s qualifications to serve on the board of directors include his extensive business experience, having held senior management positions at several companies in the semiconductor, computer and networking industries. He brings strategic and operational insight to the board of directors.

Len Perham.  Mr. Perham has served as a member of the board of directors since November 2007, and served as our president and chief executive officer from November 2007 until August 2018. He was one of the original investors in MoSys and initially served on our board of directors from 1991 to 1997. In 2000, Mr. Perham retired from Integrated Device Technology, Inc., where he served as chief executive officer from 1991 to 2000 and as president and a board member from 1986. From March 2000 to February 2012, he served as a member of the board of directors of NetLogic Microsystems, Inc., a fabless semiconductor company, including as chairman for a portion of that time. Mr. Perham also has been a private investor holding officer and director positions with various private companies. He holds a B.S. in electrical engineering from Northeastern University. We believe that Mr. Perham’s qualifications to serve as a director include his tenure as our chief executive officer and as a member of the board of directors, during which time he has gained a unique and extensive understanding of our company, our business and our long term strategy, as well as his experience in the semiconductor industry generally.

Scott Lewis.  Mr. Lewis was appointed to our board of directors in October 2018. He brings more than 40 years of design, sales, and product and corporate marketing experience with technology and semiconductor companies. Since February 2018, Mr. Lewis has been serving as executive marketing strategist at United Silicon Carbide, Inc., a leader in the silicon carbide power device market.  Previously, he held multiple corporate and product-line marketing leadership positions at Maxim Integrated Products, Inc., Global Foundries, Ltd., Cadence Design Systems, Inc., Intersil Corp., Xilinx, Inc. and Integrated Device Technology, Inc. Mr. Lewis holds a B.S. in Electrical Engineering Technology from DeVry Institute of Technology. We believe that Mr. Lewis’s qualifications to serve on the board of directors include his extensive business experience with over 40 years of design, sales, product and corporate marketing experience in high-technology industries, primarily in management positions at several companies in the semiconductor industry. He also can provide the Board with valuable insight into sales and customer management relevant to our business.

Robert Y. Newell. Mr. Newell was appointed to our board of directors in October 2018. He is currently a consultant and advisor to emerging technology and healthcare companies, having held financial management positions with technology and healthcare companies in Silicon Valley for over 25 years. From 2003 to 2018, Mr. Newell was CFO of Dextera Surgical Inc., a developer of advanced stapling devices and automated medical systems. In December 2017, after entering into an agreement to sell substantially all of its assets, Dextera Surgical, Inc. filed a voluntary petition for reorganization under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware. Mr. Newell served on the board of directors of ARI Network Services, Inc., a leading supplier of SaaS and data-as-a-service solutions, from 2012 to 2017. Previously, Mr. Newell served as CFO of Omnicell, Inc., a hospital supply and medication management company, and held executive positions with the Beta Group, LLC and Cardiometrics, Inc. Prior to his business career, he was a pilot in the United States Air Force. Mr. Newell holds a BA in mathematics from the College of William & Mary and an MBA from Harvard Business School. We believe that Mr. Newell’s qualifications to serve on the board of directors include his substantial financial and public-company experience, as he has served as chief financial officer at multiple medical device and other technology companies. He also has previous experience serving as a director on public-company boards of directors.

Daniel O’Neil.  Mr. O’Neil was appointed to our board of directors in September 2017 and has served as a partner at Acme Strategy, LLC, a provider of strategic consulting and advisory services, which he founded, since 2010. From 2008 to 2010, he served as an investment banker at Signal Hill Capital Group LLC. Prior to 2008, Mr. O’Neil held business development and investment banking positions at Energy Services Group, Deutsche Bank AG and BT Alex. Brown. Mr. O’Neil holds an AB from Harvard College and an MBA from the Stanford University Graduate School of Business. We believe that Mr. O’Neil’s qualifications to serve on the board of directors include his extensive business experience and expertise in corporate finance and strategy, including experience gained both as an investment banker and corporate executive focused on the semiconductor and electronics industries. In the past, Mr, O’Neil has provided financial advisory services to us. He also brings to our board extensive knowledge of the semiconductor industry, along with deep experience in transactional processes, mergers and acquisitions, and deal financing for a wide range of transactions.

CORPORATE GOVERNANCE

Director Independence

Our board of directors has determined that each of the current directors, with the exception of Daniel Lewis and Len Perham, is “independent,” as defined by the listing rules of the NASDAQ Stock Market, or Nasdaq, and the rules and regulations of the Securities and Exchange Commission, or SEC. Our board of directors has standing Audit and Compensation Committees, each of which is comprised solely of independent directors in accordance with the Nasdaq listing rules. No director qualifies as independent unless the board of directors affirmatively determines that he has no direct or indirect relationship with us that would impair his independence. We independently review the relationship of the Company to any entity employing a director or on whose board of directors he is serving currently.

Audit Committee

Our board of directors established the Audit Committee for the purpose of overseeing the accounting and financial reporting processes and audits of our financial statements. The Audit Committee also is charged with reviewing reports regarding violations of our code of ethics and complaints with respect thereto, and internal control violations under our whistleblower policy are directed to the members of the Audit Committee. The responsibilities of our Audit Committee are described in the Audit Committee Charter adopted by our board of directors, a current copy of which can be found on the investors section of our website, www.mosys.com.

Scott Lewis, Daniel J. O’Neil, and Robert Y. Newell are the current members of the Audit Committee. All are independent, as determined in accordance with Rule 5605(a)(2) of the Nasdaq listing rules and Rule 10A‑3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. O’Neil serves as the chairman and has been designated by the board of directors as the “audit committee financial expert,” as defined by Item 407(d)(5) of Regulation S‑K under the Securities Act of 1933, as amended, and the Exchange Act. That status does not impose on him duties, liabilities or obligations that are greater than the duties, liabilities or obligations otherwise imposed on him as a member of the Audit Committee and the board of directors, however. The Audit Committee has delegated authority to Mr. O’Neil for review and approval of non-audit services proposed to be provided by our independent registered public accounting firm.

Compensation Committee

Robert Y. Newell and Daniel J. O’Neil are the current members of the Compensation Committee, with Mr. Newell serving as the chairman. The Compensation Committee is responsible for reviewing, recommending and approving our compensation policies and benefits, including the compensation of all of our executive officers and directors. Our Compensation Committee also has the principal responsibility for the administration of our equity incentive and stock purchase plans. The responsibilities of our Compensation Committee are described in the Compensation Committee Charter adopted by our board of directors, a current copy of which can be found on the investors section of our website, www.mosys.com.

Nominations Process

We do not have a nominating committee. Instead of having such a committee, our board of directors historically has appointed all of the independent directors on our board to search for and evaluate qualified individuals to become nominees for director and board committee members. The independent directors recommend candidates for nomination for election or reelection for each annual meeting of stockholders and, as necessary, to fill vacancies and newly created directorships, and evaluate candidates for appointment to and removal from committees. The independent directors operate in this capacity under authority granted by resolution of the board of directors, rather than by charter.

With the exception of Mr. Perham, all of our director nominees have expressed their willingness to continue to serve as our directors. When new candidates for our board of directors are sought, the independent directors evaluate each candidate for nomination as director within the context of the needs and the composition of the board of directors as a whole. The independent directors conduct any appropriate and necessary inquiries into the backgrounds and qualifications of candidates. When evaluating director nominees, our board of directors generally seeks to identify individuals with diverse, yet complementary business backgrounds. Although we have no formal policy regarding diversity, our directors consider both the personal characteristics and experience of director nominees, including each nominee’s independence, diversity, age, skills, expertise, time availability and industry background in the context of the needs of the board of directors and the Company. The board of directors believes that director nominees should exhibit proven leadership capabilities and experience at a high level of responsibility within their chosen fields, and must have the experience and ability to analyze the complex business issues facing us, and specifically, the issues inherent in the semiconductor industry. In addition to business expertise, the board of directors requires that director nominees have the highest personal and professional ethics, integrity and values and, above all, are committed to representing the long‑term interests of our stockholders and other stakeholders. We applied these criteria for identifying the two directors recently added to our board of directors. We were pleased to find these two qualified candidates willing to serve on our board of directors. To date, we have not paid any fee to a third party to assist in the process of identifying or evaluating director candidates.

Our independent directors will consider candidates for nomination as director who are recommended by a stockholder and will not evaluate any candidate for nomination for director differently because the candidate was recommended by a stockholder. To date, we have not received or rejected any suggestions for a director candidate recommended by any stockholder or group of stockholders owning more than 5% of our common stock. When submitting candidates for nomination to be elected at our annual meeting of stockholders, stockholders must also follow the notice procedures and provide the information required by our bylaws. To consider a candidate recommended by a stockholder for nomination at the 2019 Annual Meeting of Stockholders, the recommendation must be delivered or mailed to and received by our secretary within the time periods discussed elsewhere in this proxy statement under the heading “Stockholder Proposals for 2019 Annual Meeting.” The recommendation must include the information specified in our bylaws for stockholder nominees to be considered at an annual meeting, including the following:

•	The stockholder’s name and address and the beneficial owner, if any, on whose behalf the nomination is proposed;
•	The stockholder’s reason for making the nomination at the annual meeting, and the signed consent of the nominee to serve if elected;
•	The number of shares owned by, and any material interest of, the record owner and the beneficial owner, if any, on whose behalf the record owner is proposing the nominee;
•	A description of any arrangements or understandings between the stockholder, the nominee and any other person regarding the nomination; and
•

Information regarding the nominee that would be required to be included in our proxy statement by the rules of the SEC, including the nominee’s age, business experience for the past five years and any other directorships held by the nominee.

The information listed above is not a complete list of the information required by our bylaws. The secretary will forward any timely recommendations containing the required information to our independent directors for consideration.

Board Leadership Structure

Our bylaws provide the board of directors with flexibility to combine or separate the positions of chairman of the board of directors and chief executive officer in accordance with its determination that utilizing one or the other structure is in the best interests of our company. Currently, the board of directors has not appointed a chairman or lead independent director. From time to time, each of the independent directors works with Daniel Lewis to perform a variety of functions related to our corporate governance, including coordinating board of directors activities, setting the agenda for meetings (in consultation with Daniel Lewis, as necessary or appropriate) and ensuring adequate communication between the board of directors and management. Our Audit Committee oversees critical matters such as our relationship with our auditors, our financial reporting practices, system of disclosure controls and procedures and internal controls over financial reporting. Our Compensation Committee oversees our executive compensation program. Each of these committees consists entirely of independent directors.

Risk Oversight

The board of directors is actively involved in the oversight of risks, including strategic, credit, liquidity, operational and other risks, which could affect our business. The board of directors does not have a standing risk management committee, but administers this oversight function directly through the board of directors as a whole and through its committees, which oversee risks relevant to their respective functions. For example, in addition to the oversight matters described in the preceding paragraph, the Audit Committee also assists the board of directors in its risk oversight function by reviewing and discussing with management our compliance with accounting principles and the treasury function, including management of our cash and investments. The Compensation Committee assists the board of directors in its risk oversight function by considering risks relating to the design of our executive compensation programs and arrangements and employee benefit plans. The full board of directors considers strategic risks and opportunities and receives reports from the committees regarding risk oversight in their areas of responsibility as necessary. The board of directors and each committee administers its respective risk oversight function by evaluating management’s monitoring, assessment and management of risks, including steps taken to limit our exposure to known risks, through regular interaction with our senior management and in board and committee deliberations that are closed to members of management. The interaction with management occurs not only at formal board and committee meetings but also periodically through other written and oral communications.

Stockholder Communications with the Board

Stockholders who desire to communicate with the board of directors, or a specific director, may do so by sending the communication addressed to either the board of directors or any director, c/o MoSys, Inc., 2309 Bering Drive, San Jose, California 95131. These communications will be delivered to the board of directors, or any individual director, as specified.

Annual Meeting Attendance

We have a policy of encouraging each director to attend the annual meeting of stockholders, but attendance is not required. Mr. Perham, who was also our president and chief executive officer at the time, attended the 2017 Annual Meeting of Stockholders.

Meetings of the Board and Committees

During 2017, there were 10 meetings of the board of directors and four meetings of the Audit Committee. Each director attended 100% of the total number of meetings of the board of directors, except that Tommy Eng, a former director, did not attend one meeting. The Audit Committee members attended 100% of the committee meetings. The board of directors also acted at times by unanimous written consent, as authorized by our bylaws and the Delaware General Corporation Law.

Compensation Committee Interlocks and Insider Participation

During 2017, none of our executive officers served as a member of the board of directors or compensation committee of any entity that had one or more of its executive officers serving as a member of our board of directors or Compensation Committee. Messrs. Newell and O’Neil, the current Compensation Committee members, and Mr. Domenik, who served on the Compensation Committee during 2017 and until his resignation from our board of directors in August 2018, were not officers or employees of ours during 2017 or at any other time.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of ours. Directors, executive officers and greater than 10% holders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of Forms 3 and 4 received during 2017 (and any written representations to us by such persons), we believe that all directors, executive officers and 10% stockholders complied with all applicable Section 16(a) filing requirements during 2017, except that:

•	Messrs. Sullivan and Monson each filed a Form 4 on October 2, 2017 to report a restricted stock unit award granted on September 26, 2017; and
•

Daniel Lewis and Daniel J. O’Neil each filed: (i) a Form 3 on November 2, 2017 to register as a reporting person effective September 26, 2017, and (ii) a Form 4 on November 2, 2017 to report a stock option granted on October 19, 2017.

Code of Ethics

We have adopted a code of ethics that applies to all of our employees. The code of ethics is designed to deter wrongdoing and to promote, among other things, honest and ethical conduct, full, fair, accurate, timely, and understandable disclosures in reports and documents submitted to the SEC and other public communications, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code and accountability for adherence to such code.

The code of ethics is available on our website, www.mosys.com. If we make any substantive amendments to the code of ethics or grant any waiver, including any implicit waiver, from a provision of the code to our Chief Executive Officer or Chief Financial Officer, or persons performing similar functions, where such amendment or waiver is required to be disclosed under applicable SEC rules, we intend to disclose the nature of such amendment or waiver on our website.

DIRECTOR COMPENSATION

The following table summarizes the compensation we paid to our non‑employee directors in 2017:

Name	Fee Compensation ($)	Option Awards ($)(1)(2)	All Other Compensation	Total ($)
Daniel Lewis(3)	7,911	7,080	-	14,991
Daniel O’Neil	8,661	7,080	50,000(4)	65,741
Stephen L. Domenik(5)	8,286	-	-	8,286

(1)

Option award amounts reflect the aggregate grant date fair value with respect to stock options granted to the non-employee directors, as determined pursuant to FASB ASC Topic 718.  The assumptions used to calculate the aggregate grant date fair value of option awards are set forth in the notes to the consolidated financial statements included in Item 15 of this Report. These amounts do not reflect actual compensation earned or to be earned by our non-employee directors. Option award amounts consist of: options granted to Messrs. Lewis and O’Neil on October 19, 2017 to purchase 80,000 shares each.

(2)	As of December 31, 2017, our non‑employee directors held outstanding options to purchase the following number of shares of our common stock: Daniel Lewis, 80,000, and Daniel J. O’Neil, 80,000.
(3)	Mr. Lewis became our president and chief executive officer in August 2018.
(4)	Represents fees paid by us to Mr. O’Neil for consulting services provided prior to September 2017, when he joined our board of directors.
(5)	Mr. Domenik resigned from our board of directors in August 2018.

Director Fee Compensation

The challenges our business has faced have made it very challenging for us to attract new non-employee directors. Nasdaq and SEC regulations require that a majority of the directors on our board of directors and on the Audit Committee and Compensation Committee be independent, non-employee directors, as defined by each entity. Prior to 2017, we relied solely on stock options to incentivize and compensate our non-employee directors. In September 2017, our board of directors authorized the following annual cash retainer fees, payable in quarterly installments, for our non-employee directors to further compensate them for their service on our board of directors and, as applicable, for service as chairperson of a committee of our board of directors:

•	$30,000 for service on the board of directors;
•	$3,000 for service as chairperson of the Audit Committee; and
•	$1,500 for service as chairperson of the Compensation Committee.

We believe implementing the retainer fees was necessary to allow us to attract qualified director candidates and was more representative of how other small, public companies compensate their directors. In addition, to these retainer fees, we believe it is essential to offer meaningful equity awards as an incentive for service by our non-employee directors.

Director Equity Compensation

Our Amended and Restated 2010 Equity Incentive Plan (the “Equity Plan”) permits the board of directors to establish by resolution the number of shares, up to a maximum of 40,000 each year for each non‑employee director, to be covered by annual option grants or other awards for each year of service on our board. The awards are to be granted at the first regular meeting of the board of directors following the date of each annual meeting of stockholders and vest in full on the first anniversary of the grant date, subject to continuous service during the period. The Equity

Plan also provides that each non‑employee director shall be granted an award to acquire up to 120,000 shares upon his or her initial appointment or election to our board of directors, vesting over a four‑year period at the rate of one fourth of the total number of shares each year, subject to the non‑employee director’s continuous service on the board, with the exercise price of the award equal to 100% of the fair market value of a share of common stock on the date that he becomes a director. The Equity Plan also provides that each non‑employee director shall be granted an award to purchase up to 20,000 shares for his or her role as chairperson of the Compensation and Audit Committees. The Equity Plan also permits a disinterested majority of the board of directors, in its discretion, to authorize additional shares to be awarded or granted under stock options to committee chairs and other non‑employee directors for extraordinary service on the board. The board of directors did not exercise this discretion in 2017. The exercise price per share under each option grant is equal to the fair market value of a share of our common stock on the date of grant on the principal trading market for our common stock at the time of grant, which is the Nasdaq Capital Market, or the Nasdaq CM. In the event of a merger, sale of substantially all of our assets or similar transaction, vesting of all director options would accelerate as to 100% of the unvested shares subject to the award. All awards to directors have a term of not longer than six years.

In October 2017, Mr. Domenik voluntarily agreed to surrender all of his outstanding equity awards, all of which were stock options, to make additional shares available for the awards to Daniel Lewis and Daniel O'Neil, as the Equity Plan did not have adequate shares available.

EXECUTIVE COMPENSATION—COMPENSATION DISCUSSION AND ANALYSIS

The information presented below has been modified to reflect the impact of a 1‑for‑10 reverse stock split effected February 16, 2017.

Overview of Compensation Program

The Compensation Committee of the board of directors has responsibility for establishing, implementing and monitoring adherence to our compensation philosophy. The board of directors has delegated to the Compensation Committee the responsibility for determining our compensation policies and procedures for senior management, including the named executive officers, periodically reviewing these policies and procedures, and making recommendations concerning executive compensation to be considered by the full board of directors, when such approval is required under any of our plans or policies or by applicable laws. The Compensation Committee also has the principal responsibility for the administration of our stock plans, including the approval of equity awards to the named executive officers.

The compensation received by our named executive officers in fiscal year 2017 is set forth in the Summary Compensation Table, below. For 2017, the named executive officers included Leonard Perham, President and Chief Executive Officer, James Sullivan, Vice President of Finance and Chief Financial Officer, and John Monson, Vice President of Marketing and Sales.

Compensation Philosophy

In general, our executive compensation policies are designed to recruit, retain and motivate qualified executives by providing them with a competitive total compensation package based in large part on the executive’s contribution to our financial and operational success, the executive’s personal performance and increases in stockholder value as measured by the price of our common stock. We believe that the total compensation paid to our executives should be fair, reasonable and competitive.

We seek to have a balanced approach to executive compensation with each primary element of compensation (base salary, variable compensation and equity incentives) designed to play a specific role. Overall, we design our compensation programs to allow for the recruitment, retention and motivation of the key executives and high‑level talent required in order for us to:

•	supply high‑value and high‑quality integrated circuit solutions to our customer base;
•	achieve or exceed our annual financial plan and be profitable;
•	make continuous progression towards achieving our long‑term strategic objectives to be a high‑growth company with growing profitability; and
•	increase our share price to provide greater value to our stockholders.

Role of Executive Officers in Compensation Decisions

The chief executive officer (CEO) makes recommendations based on guidelines for equity and non‑equity compensation for executives that have been approved by the Compensation Committee. The Compensation Committee reviews these guidelines annually. The CEO annually reviews the performance of our executives (other than himself) and presents his recommendations for proposed salary adjustments, bonuses and equity awards to the Compensation Committee once a year. In its discretion, the Compensation Committee may accept, modify or reject the CEO’s recommendations. The Compensation Committee evaluates the compensation of the CEO on its own without the participation or involvement of the CEO. Only the Compensation Committee and the board of directors are authorized to approve the compensation for any named executive officer. Compensation of new executives is based on hiring negotiations between the individuals and our CEO and/or Compensation Committee.

Elements of Compensation

Consistent with our compensation philosophy and objectives, we offer executive compensation packages consisting of the following three components:

•	base salary;
•	annual incentive compensation; and
•	equity awards.

In each fiscal year, the Compensation Committee determines the amount and relative weighting of each component for all executives, including the named executive officers. Base salaries are paid in fixed amounts and thus do not encourage risk taking. Our widespread use of long‑term compensation consisting of stock options and restricted stock units (RSUs) focuses recipients on the achievement of our longer‑term goals and conserves cash for other operating expenses. For example, the RSUs granted to our executives in 2017 vest in increments over one and one-half years and will fully vest in 2019, and the stock options and RSUs granted to our non‑executive employees generally vest in increments over three to four years from the date of grant. The Compensation Committee does not believe that these awards encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to our stock price, and the use of multi‑year vesting schedules helps to align our employees’ interests even more closely with those of our long‑term investors.

Base Salary

Because our compensation philosophy stresses performance-based awards, base salary is intended to be a smaller portion of total executive compensation relative to long-term equity. The Compensation Committee takes into account the executive’s scope of responsibility and significance to the execution of our long-term strategy, past accomplishments, experience and personal performance and compares each executive’s base salary with those of the other members of senior management. The Compensation Committee may give different weighting to each of these factors for each executive, as it deems appropriate. The Compensation Committee did not retain a compensation consultant or determine a compensation peer group for 2017. In September 2017, upon the recommendation of Mr. Perham, the Compensation Committee awarded Mr. Sullivan a 5.1% increase in annual base salary, retroactive to July 1, 2017, thereby increasing his salary to $246,990. Mr. Sullivan had not received a salary increase since 2015. The Compensation Committee determined that the increase was warranted based on the executive’s performance and increases in the cost of living.

Annual Incentive Compensation

In September 2017, the Compensation Committee implemented a bonus plan for Messrs. Sullivan and Monson providing for bonuses of 15% and 5%, respectively, of their base salary. The Compensation Committee determined that these bonuses were warranted based on the executives’ performance and increases in the cost of living, as the executives did not receive any salary increases in 2016. These bonuses were paid during 2017 and 2018.

In addition, during 2017, Mr. Monson was eligible for payments totaling $60,000 under a sales incentive plan because of his responsibility for managing our sales efforts. Under this incentive plan, Mr. Monson was paid additional compensation of approximately $60,000 for his service in 2017.

Equity Awards

Although we do not have a mandated policy regarding the ownership of shares of common stock by officers and directors, we believe that granting equity awards to executives and other key employees on an ongoing basis gives them a strong incentive to maximize stockholder value and aligns their interests with those of our other stockholders on a long-term basis. The Equity Plan enables us to grant equity awards, as well as other types of stock-based compensation, to our executive officers and other employees. The Compensation Committee reviews and approves all equity awards granted under the Equity Plan to the named executive officers. We grant equity awards to achieve retention and motivation:

•	upon the hiring of key executives and other personnel;

•	annually, when we review progress against corporate and personal goals; and
•	when we believe that competitive forces or economic conditions threaten to cause our key executives to lose their motivation and/or where retention of these key executives is in jeopardy.

With the Compensation Committee’s approval, we grant options to purchase shares of common stock when we initially hire executives and other employees, as a long-term performance incentive. The Compensation Committee has determined the size of the initial option grants to newly hired executives with reference to option grants held by existing executives, the percentage that such grant represents of our total shares outstanding and hiring negotiations with the individual. In addition, the Compensation Committee would consider other relevant information regarding the size and type of compensation package considered necessary to enable us to recruit, retain and motivate the executive.

Typically, when we hire an executive, the options vest with respect to one-fourth of the total number of shares subject to the grant on the first anniversary of the grant date and with respect to 1/48th of the shares monthly thereafter. The options granted to executives in connection with annual performance reviews typically vest over a four-year period at the rate of 1/48th of the shares monthly, and RSUs granted typically vest annually over a period of from three-to-five years, as the Compensation Committee may decide. As matters of policy and practice we grant stock options with an exercise price equal to fair market value, although the Equity Plan allows us to use a different exercise price. In determining fair market value, we use the closing price of the common stock on the Nasdaq CM, on the grant date.

Historically, no employee has been eligible for an annual performance grant until the employee has been employed for at least six months. Annual performance reviews are generally conducted in the first half of each fiscal year. Our CEO conducts the performance review of all other executives, and makes his recommendations to the Compensation Committee. The Compensation Committee also reviews the CEO’s annual performance and determines whether he should receive additional equity awards. Aside from equity award grants in connection with annual performance reviews, we do not have a policy of granting additional awards to executives during the year. The board of directors and Compensation Committee have not adopted a policy with respect to setting the dates of award grants relative to the timing of the release of material non-public information. Our policy with respect to prohibiting insider trading restricts sales of shares during specified black-out periods, including at all times that our insiders are considered to possess material non-public information.

In determining the size of equity awards in connection with the annual performance reviews of our executives, the Compensation Committee takes into account the executive’s current position with and responsibilities to us, and current and past equity awards to the executive. In September 2017, in connection with Mr. Perham’s review of the executives’ annual performance, upon the recommendation of Mr. Perham, the Compensation Committee approved awards of restricted stock units for 35,000 shares of common stock to each of Messrs. Sullivan and Monson. Those grants were consistent with our practice of awarding annual refresh equity awards to our executives after considering each executive’s outstanding awards and the percentage that total equity awards held by each executive represent as a percentage of our total shares outstanding, in light of our annual performance.

In October 2017, Mr. Perham voluntarily agreed to surrender all of his outstanding equity awards, all of which were stock options, to make additional shares available for the awards to Messrs. Lewis and O'Neil, as the Equity Plan did not have adequate shares available.

While only the board of directors or the Compensation Committee may approve options or other equity-based compensation to our executives, the board of directors has authorized the CEO to approve option grants to employees at the senior director level and below for the purchase of not more than 100,000 shares by any employee during any calendar year. All such grants must be consistent with equity incentive guidelines approved by the Compensation Committee. The exercise price for such grants must be equal to the closing price of a share of the common stock on the Nasdaq CM on the date of grant.

Going forward, we intend to continue to evaluate and consider equity grants to our executives on an annual basis. We expect to consider potential equity awards for executives at the same time as we annually review our employees’ performance and determine whether to award grants for all employees.

Accounting and Tax Considerations

Our Compensation Committee has reviewed the impact of tax and accounting treatment on the various components of our executive compensation program. Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows a tax deduction to publicly-held companies for compensation paid to “covered” executive officers, to the extent that compensation paid to such an officer exceeds $1 million during the taxable year. The Tax Cuts and Jobs Act repealed the performance-based exception to the deduction limit for remuneration that is deductible in tax years commencing after December 31, 2017. However, certain remuneration is specifically exempt from the deduction limit under a transition rule to the extent that it is "performance-based," as defined in Section 162(m) of the Code, and subject to a "written binding contract" in effect as of November 2, 2017 that is not later modified in any material respect. We endeavor to award compensation that will be deductible for income tax purposes, though other factors will also be considered. None of the compensation paid to our covered executive officers for the year ended December 31, 2017 that would be taken into account for purposes of Section 162(m) exceeded the $1 million limitation for 2017. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) of the Code and the regulations issued thereunder, including the uncertain scope of the transition relief under the Tax Cuts and Jobs Act, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) of the Code in fact will satisfy such requirements. Our Compensation Committee may authorize compensation payments that do not comply with the exemptions to Section 162(m) when we believe that such payments are appropriate to attract and retain executive talent.

Say‑on‑Pay

In 2017, we gave our stockholders an opportunity to provide feedback on our executive compensation through an advisory vote at our annual stockholder meeting. Stockholders were asked to approve, on an advisory basis, the compensation paid to our named executive officers. A majority of stockholders indicated approval of the compensation of the named executive officers, with approximately 90% of the shares that voted on such matter voting in favor of the proposal. Additionally, stockholders were asked to approve, on an advisory basis, in favor of having a stockholder vote to approve the compensation of the Company's named executive officers every three years. A majority of stockholders indicated approval of having a stockholder vote to approve the compensation of the Company's named executive officers every three years, with approximately 60% of the shares that voted on such matter voting in favor of the proposal. Based on these results and consistent with the previous recommendation and determination of its board of directors, the Company will hold non-binding advisory votes on executive compensation every three years until the next vote on the frequency of the stockholder advisory vote on executive compensation.

In light of the results of the advisory vote, the Compensation Committee has continued to apply principles that were substantially similar to those applied historically in determining compensation policies and decisions and did not make any significant changes to executive compensation decisions and policies with respect to 2017 executive compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provisions to be included in our Proxy Statement for the Annual Meeting. Based on this review and discussion, the Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in our Proxy Statement for the Annual Meeting.

The Compensation Committee of the Board of Directors:

Robert Y. Newell (Chairman)

SUMMARY COMPENSATION TABLE

The following table sets forth compensation information for fiscal years 2017, 2016 and 2015 for each of our named executive officers.

Name and principal position	Year	Salary ($)	Stock Option Awards ($)(1)	Restricted Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Total ($)
Leonard Perham(2)	2017	150,000	—	—	—	150,000
Chief Executive Officer & President	2016	150,000	—	—	—	150,000
	2015	150,000	164,400	—	—	314,400
James Sullivan	2017	240,990	—	32,200	37,050(3)	310,240
Chief Financial Officer &	2016	234,990	63,114	53,000	55,876(3)	406,980
Vice President of Finance	2015	234,990	59,748	—	—	294,738
John Monson(4)	2017	225,750	—	32,200	45,600(4)
Vice President of Marketing & Sales					11,288(3)	314,838
	2016	225,750	71,701	31,800	48,000(4)
					5,644(3)	382,895
	2015	225,750	59,748	—	51,000(4)	336,498

(1)

Award amounts reflect the aggregate grant date fair value with respect to awards granted during the years indicated, as determined pursuant to FASB ASC Topic 718. The assumptions used to calculate the aggregate grant date fair value of option and stock awards are set forth in the notes to the audited consolidated financial statements included in our 2017 Annual Report on Form 10‑K. These amounts do not reflect actual compensation earned or to be earned by our named executive officers.

(2)	Mr. Perham resigned as our president and chief executive officer in August 2018.
(3)	Earned as bonuses in 2016 and 2017, as indicated.
(4)

Mr. Monson earned the amounts listed for him in the non-equity incentive plan compensation column for performance pursuant to a sales incentive plan. He resigned as our vice president of sales and marketing in October 2018.

GRANTS OF PLAN‑BASED AWARDS

The following table provides information on plan‑based awards granted in 2017 to each of the named executive officers.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
James Sullivan	9/26/17	35,000	—	—	$32,200
John Monson(3)	9/26/17	35,000	—	—	$32,200

(1)	Represents restricted stock units granted pursuant to the Equity Plan.
(2)

Award amounts shown reflects the aggregate grant date fair value for financial statement reporting purposes, as determined pursuant to FASB ASC Topic 718, which utilizes certain assumptions as outlined in the notes to the audited consolidated financial statements included in our 2017 Annual Report on Form 10‑K.

(3)	Mr. Monson resigned as our vice president of sales and marketing in October 2018.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR‑END

The following table sets forth information regarding the outstanding equity awards held by our named executive officers as of December 31, 2017.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price($)	Option Expiration Date(1)	Number of Units That Have Not Vested (#)	Market Value of Units That Have Not Vested ($)
James Sullivan	—	—	—	—	—	600(2)	666(3)
	4,375(4)	1,625	—	20.50	3/30/25	—	—
	—	—	—	—	—	6,666(5)	7,399(3)
	7,015(6)	8,770	—	7.20	8/23/26	—	—
	—	—	—	—	—	35,000(7)	38,850(3)
John Monson(8)	—	—	—	—	—	400(2)	444(3)
	4,375(4)	1,625	—	20.50	3/30/25	—	—
	—	—	—	—	—	4,000(5)	4,440(3)
	5,711(6)	7,140	—	7.20	8/23/26	—	—
	—	—	—	—	—	35,000(7)	38,850(3)

(1)

The standard option term is generally six to ten years, but all of the options expire automatically unless exercised within 90 days after the cessation of service as an employee, director or consultant.

(2)	The shares subject to each restricted stock unit award vest annually over a four-year period commencing on February 18, 2014 subject to continued employment (or service as a director or consultant).
(3)	The amount is calculated using the Company’s closing price of $1.11 per share of common stock on December 29, 2017, which was the last trading day of the Nasdaq CM during 2017.
(4)	The stock option was granted on March 30, 2015, and the shares subject to this option vest monthly over 48 months subject to continued employment (or service as a director or consultant).
(5)	The shares subject to each restricted stock unit grant vest annually over a three-year period commencing on March 1, 2017 subject to continued employment (or service as a director or consultant).
(6)

In August 2016, officers tendered their eligible options and received new options at a rate of 1 replacement option share for each 1.75 option shares tendered. The stock option was granted on August 23, 2016, and the shares subject to this option vest monthly over 48 months subject to continued employment (or service as a director or consultant).

(7)

The shares subject to each restricted stock unit grant vest in three equal installments on January 31, 2018, July 31, 2018 and January 31, 2019 subject to continued employment (or service as a director or consultant).

(8)	Mr. Monson resigned as our vice president of sales and marketing in October 2018.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth the number of shares acquired and aggregate dollar amount realized pursuant to the exercise of options and vesting of stock awards by our named executive officers during 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)
James Sullivan	—	—	3,934	10,368
John Monson(2)	—	—	2,400	6,360

(1)	The aggregate dollar value realized upon vesting represents the closing price of a share of common stock on the Nasdaq CM at the date of vesting, multiplied by the total number of shares vested.

(2)	Mr. Monson resigned as our vice president of sales and marketing in October 2018.

EMPLOYMENT AND CHANGE‑IN‑CONTROL ARRANGEMENTS AND AGREEMENTS

In April 2016, our Compensation Committee adopted our Executive Change‑in‑Control and Severance Policy (the “Policy”). The benefits provided by the Policy are intended to encourage the continued dedication of our executive officers and to mitigate potential disincentives to the consideration of a transaction that would result in a change in control, particularly where the services of our named executive officers may not be required by a potential acquirer. The Policy provides for benefits for our named executive officers in the event of a “Change‑in‑Control,” which is generally defined as:

•	an acquisition of 45% or more of our common stock or voting securities by any “person” as defined under the Exchange Act; or
•

consummation of a complete liquidation or dissolution of the Company or a merger, consolidation, reorganization or sale of all or substantially all of our assets (collectively, a “Business Combination”) other than a Business Combination in which (A) our stockholders receive 50% or more of the stock of the corporation resulting from the Business Combination and (B) at least a majority of the board of directors of such resulting corporation were our incumbent directors immediately prior to the consummation of the Business Combination, and (C) after which no individual, entity or group (excluding any corporation or other entity resulting from the Business Combination or any employee benefit plan of such corporation or of ours) who did not own 45% or more of the stock of the resulting corporation or other entity immediately before the Business Combination owns 45% or more of the stock of such resulting corporation or other entity.

Under the Policy, the following compensation and benefits are to be provided to our chief executive officer upon the occurrence of a Change‑in‑Control, and in the case of our other named executive officers, upon a Change‑in‑Control combined with a termination of the named executive officer’s employment without cause, or due to disability or resignation for good reason (as defined in the Policy) in connection with the Change‑in‑Control or within 24 months after it:

•	any base salary earned but not yet paid through the date of termination;
•	any annual or discretionary bonus earned but not yet paid to him for any calendar year prior to the year in which his termination occurs;
•	any compensation under any deferred compensation plan of ours or deferred compensation agreement with us then in effect;

•

any other compensation or benefits, including without limitation any benefits under long‑term incentive compensation plans, any benefits under equity grants and awards and employee benefits under plans that have vested through the date of termination or to which he may then be entitled in accordance with the applicable terms of each grant, award or plan;

•	reimbursement of any business expenses incurred by him through the date of termination but not yet paid;
•	reimbursement of the cost of continuation of medical benefits for a period of 12 months; and
•	acceleration of vesting of then‑outstanding stock options and RSUs which are subject solely to time‑based vesting.

Under the Policy, “cause” means the executive’s:

•

willful failure to attend to the executive’s duties that is not cured by the executive within 30 days of receiving written notice from the CEO (or, in the case of the CEO, from the board of directors) specifying such failure;

•

material breach of the executive’s then‑current employment agreement (if any) that is not cured by the executive within 30 days of receiving written notice from the CEO (or, in the case of the CEO, from the board of directors) specifying such breach;

•	conviction of (or plea of guilty or nolo contendere to) any felony or any misdemeanor involving theft or embezzlement; or
•

misconduct resulting in material harm to our business or reputation, including fraud, embezzlement, misappropriation of funds or a material violation of the executive’s Employment, Confidential Information, Invention Assignment and Arbitration Agreement; and

Under the Policy, “good reason” means the occurrence of any of the following conditions without the executive’s consent, but only if such condition is reported by the executive within 90 days of the executive’s knowledge of such condition and remains uncured 30 days after written notice from the executive to the board of directors of said condition:

•

a material reduction in the executive’s then‑current base salary or annual target bonus (expressed as a percentage of Executive’s then‑current base salary), except for a reduction proportionate to reductions concurrently imposed on all other members of the Company’s executive management;

•

a material reduction in the executive’s then‑current employee benefits package, taken as a whole, except for a reduction proportionate to reductions concurrently imposed on all other members of executive management;

•

a material reduction in the executive’s responsibilities with respect to our overall operations, such that continuity of responsibilities with respect to business operations existing prior to a corporate transaction will serve as a material reduction in responsibilities if such business operations represent only a subsidiary or business unit of the larger enterprise after the corporate transaction;

•

a material reduction in the responsibilities of the executive’s direct reports, including a requirement for the chief executive officer to report to another officer as opposed to our board of directors or a requirement for any other executive to report to any officer other than our chief executive officer;

•	a material breach by us of any material provision of the executive’s then‑current employment agreement (if any);

•

a requirement that the executive relocate to a location more than 35 miles from the executive’s then‑current office location, unless such office relocation results in the distance between the new office and Executive’s home being closer or equal to the distance between the prior office and the executive’s home;

•	a failure of a successor or transferee to assume our obligations under this Policy; or
•	a failure to nominate the executive for election as a Board director, if, at the proper time for nomination, the executive is a member of the board of directors

The information below describes the severance benefits payable to our named executive officers under the Policy as if the Policy had been in effect and a Change‑in‑Control occurred on December 31, 2017, and the employment of each of our named executive officers was terminated without cause, except as set forth below, immediately following the Change‑in‑Control:

Name	Base Salary($)(1)	Incentive Plan($)(2)	Continuation of Benefits($)(3)	Stock Option Vesting($)(4)	Stock Award Vesting($)(5)	Total($)
Leonard Perham(6)	150,000	—	31,682	—	—	181,682
James Sullivan	237,990	30,975	22,998	—	46,915	338,878
John Monson(7)	225,750	53,844	35,417	—	43,734	358,745

(1)	Represents cash severance payments based on the executive’s salary at December 31, 2017, in an amount equal to one year of his base salary.
(2)	Represents the average of executive’s annual performance and sales incentive payments in the preceding three years.
(3)	Represents the aggregate amount of all premiums payable for the continuation of the executive’s health benefits for one year, based on the amounts of such premiums at December 31, 2017.
(4)

The value is calculated as the intrinsic value per share, multiplied by the number of shares that would become fully vested upon the Change‑in‑Control. The intrinsic value per share would be calculated as the excess of the closing price of the common stock on the Nasdaq CM of $1.11 on December 29, 2017 over the exercise price of the option. If the value is less than zero, it is deemed to be zero for the purposes of these calculations.

(5)

The value is calculated as the intrinsic value per share, multiplied by the number of shares that would become fully vested upon the Change‑in‑Control. The intrinsic value per share is considered as the closing price of the common stock on the Nasdaq CM of $1.11 on December 29, 2017.

(6)	The benefits payable to Mr. Perham would be realized immediately upon the Change‑in‑Control, notwithstanding whether his employment was terminated. He resigned his employment with us in August 2018.
(7)	Mr. Monson resigned his employment with us in October 2018.

If a Change‑in‑Control occurred on December 31, 2017, under the Policy, the following numbers of option and award shares would have vested immediately as a result of acceleration on December 31, 2017:

Name	Number of Accelerated Option and Award Shares
James Sullivan	52,661
John Monson	48,165

Employment Agreements

In addition to the agreements containing the Change‑in‑Control provisions summarized above, we have entered into our standard form of employment, confidential information, invention assignment and arbitration agreement with each of the named executive officers.

We also have entered into agreements to indemnify our current and former directors and certain executive officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of our directors and certain executive officers for many expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person’s services as a director or executive officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provided services at our request.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of October 31, 2018 concerning the ownership of our common stock by:

•	each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock (currently our only class of voting securities);
•	each of our directors;
•	each of the named executive officers; and
•	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with Rule 13d‑3 of the Exchange Act, and includes all shares over which the beneficial owner exercises voting or investment power. Shares that are issuable upon the exercise of options, warrants and other rights to acquire common stock that are presently exercisable or exercisable within 60 days of October 31, 2018 are reflected in a separate column in the table below. These shares are taken into account in the calculation of the total number of shares beneficially owned by a particular holder and the total number of shares outstanding for the purpose of calculating percentage ownership of the particular holder. We have relied on information supplied by our officers, directors and certain stockholders and on information contained in filings with the SEC. Except as otherwise indicated, and subject to community property laws where applicable, we believe, based on information provided by these persons, that the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership is based on 41,640,586 shares of common stock outstanding as of October 31, 2018.

Unless otherwise stated, the business address of each of our directors and named executive officers listed in the table is 2309 Bering Drive, San Jose, California 95131.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (Excluding Outstanding Options)(1)	Number of Shares Issuable on Exercise of Outstanding Options or Convertible Securities(2)	Percent of Class
Iroquois Capital Management L.L.C. 205 East 42nd Street New York, NY 10017	653,333(5)	4,013,333(6)	11.21%
Ingalls & Snyder LLC 1325 Avenue of the Americas New York, NY 10019	723,389(3)	2,920,661(4)	8.75%
Directors and Officers:
Leonard Perham	175,364	—	*
Daniel Lewis	—	33,332	*
Scott Lewis	—	—	*
Robert Y. Newell	10,000	—	*
Daniel J. O’Neil	—	33,332	*
James Sullivan	23,146	18,151	*
All current directors and executive officers as a group (6 persons)	208,510	84,815	*

*	Represents holdings of less than one percent.
(1)	Excludes shares subject to outstanding options, warrants, convertible securities or other rights to acquire common stock that are exercisable within 60 days of October 31, 2018.

(2)	Represents the number of shares subject to outstanding options, warrants, convertible securities or other rights to acquire common stock that are exercisable within 60 days of October 31, 2018.
(3)

In a Form 13G/A filed with the SEC on October 30, 2018, Ingalls & Snyder LLC (Ingalls) reported that it had shared dispositive power over all shares and sole voting authority with respect to such shares. These shares include securities owned by clients of Ingalls, a registered broker dealer and a registered investment advisor, in accounts managed under investment advisory contracts.

(4)

The beneficial ownership of Ingalls includes shares of common stock issuable upon conversion of $1,669,158 par amount of our 10% senior secured convertible notes due August 15, 2023, which are held by Ingalls & Snyder Value Partners, an investment partnership managed under an investment advisory contract with Ingalls, and for which Ingalls & Snyder Value Partners would have voting and dispositive power if such shares were converted. Thomas Boucher, a managing director of Ingalls, and Robert Gipson and Adam Janovic, senior directors of Ingalls, are the general partners of Ingalls & Snyder Value Partners.

(5)

Iroquois Capital Management L.L.C. (“Iroquois”) filed a Form 13G with the SEC on October 9, 2018 on behalf of (i) Iroquois, (ii) Richard Abbe and (iii) Kimberly Page (together with Iroquois, the “Iroguois Persons”). Mr. Abbe shares authority and responsibility for the investments made on behalf of Iroquois Master Fund with Ms. Page, each of whom is a director of the Iroquois Master Fund. As such, Mr. Abbe and Ms. Page may each be deemed to be the beneficial owner of all shares of common stock held by Iroquois Master Fund. Iroquois is the investment advisor for Iroquois Master Fund, and Mr. Abbe is the President of Iroquois Capital. Mr. Abbe has the sole authority and responsibility for the investments made on behalf of Iroquois Capital. As such, Mr. Abbe may be deemed to be the beneficial owner of all shares of common stock held by Iroquois Master Fund and Iroqouois Capital. Each of the Iroquois Persons hereby disclaims any beneficial ownership of any such shares of our common stock except to the extent of their pecuniary interest therein.

(6)

The beneficial ownership of the Iroquois Persons includes 2,333,333 shares of our common stock issuable upon exercise of warrants and 1,680,000 shares of common stock issuable upon exercise of our pre-funded warrants issued October 4, 2018. Mr. Abbe shares authority and responsibility for the investments made on behalf of Iroquois Master Fund with Ms. Page, each of whom is a director of the Iroquois Master Fund. As such, Mr. Abbe and Ms. Page may each be deemed to be the beneficial owner of all shares of common stock underlying the warrants and pre-funded warrants held by Iroquois, which is the investment advisor for Iroquois Master Fund, while Mr. Abbe is the president of Iroquois Capital. Mr. Abbe has sole authority and responsibility for the investments made on behalf of Iroquois Capital. As such, Mr. Abbe may be deemed to be the beneficial owner of all shares of our common stock underlying the warrants and pre-funded warrants held by, Iroquois Master Fund and Iroqouois Capital. Each of the Iroquois Persons disclaims any beneficial ownership of any shares of our common stock except to the extent of his, her or its pecuniary interest therein.

TRANSACTIONS WITH RELATED PERSONS

A related party to one of the Company's executive officers performed construction work at our new corporate headquarters in the fourth quarter of 2017. The construction work was completed at a cost of approximately $195,000, which was paid in the fourth quarter of 2017.

AUDIT COMMITTEE REPORT

The Audit Committee reviews, acts on and reports to the board of directors with respect to various auditing and accounting matters. The Audit Committee also monitors the performance of our independent registered public accounting firm, and reviews the audit report on the consolidated financial statements following completion of the audit and our accounting practices with respect to internal accounting and financial controls. Management has primary responsibility for our financial statements and the overall reporting process, including our system of internal control over financial reporting. Our independent registered public accounting firm audits the financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present our financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States and discusses with the Audit Committee any issues they believe should be raised with us. The Audit Committee’s responsibilities under the Audit Committee charter adopted by the board of directors effective August 15, 2000 and amended as of February 1, 2006 and February 8, 2008, include the selection or dismissal of our independent registered public accounting firm, review of the scope of the annual audits, and approval of fees to be paid to our independent registered public accounting firm.

The Audit Committee charter, as amended to date, can be found through the investors section of our website, www.mosys.com.

During the fiscal year ended December 31, 2017, Tommy Eng, Stephen Domenik, Daniel J. O’Neil and Daniel Lewis served on the Audit Committee and are considered independent as determined in accordance with Rule 5605(a)(2) of the Nasdaq listing rules and Rule 10A‑3 of the Exchange Act. Messrs. Eng and Domenik served on the Audit Committee until their resignations from our board of directors in April 2017 and August 2018, respectively. Messrs. O’Neil and Lewis served on the Audit Committee after their appointment in October 2017. Mr. Lewis resigned from the Audit Committee in August 2018, when he was appointed our president and chief executive officer.

The Audit Committee reviewed and discussed our audited financial statements for fiscal year 2017 with management and BPM LLP, or BPM, our independent registered public accounting firm. The Audit Committee discussed with BPM matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, “Communications with Audit Committees,” as currently in effect. BPM has provided to the Audit Committee the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee regarding independence, and the Audit Committee has discussed BPM’s independence with members of that firm. The Audit Committee has determined that the rendering of audit and audit‑related services by BPM is compatible with maintaining the auditors’ independence.

Based on the discussions with management and BPM concerning the audit, the independence discussions and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the board of directors that our financial statements for the year ended December 31, 2017 be included in its Annual Report on Form 10‑K filed with the SEC.

The Audit Committee of the Board of Directors:

Daniel J. O’Neil

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

At the Annual Meeting, four directors are to be elected to serve until the next annual meeting of stockholders and until a successor for such director is elected and qualified, or until the death, resignation or removal of such director.

NOMINEES

Set forth below, and above under “BOARD OF DIRECTORS—Directors,” is information regarding the four nominees for election to our board of directors:

Name	Position(s) with the Company	Year First Elected Director
Daniel Lewis	Chief Executive Officer, President and Director	2017
Scott Lewis	Director	2018
Robert Y. Newell	Director	2018
Daniel J. O’Neil	Director	2017

Each person nominated has agreed to serve if elected, and our board of directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current board of directors to fill the vacancy.

Our Board of Directors recommends a Vote “FOR” the Election of All of the Above Nominees.

PROPOSAL NO. 2:

RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR 2018

We are asking stockholders to ratify and approve the appointment of BPM LLP, or BPM, as our independent registered public accounting firm for the year ending December 31, 2018. BPM has been our independent registered public accounting firm since 2007.

The Audit Committee meets with our independent registered public accounting firm at least four times a year. At such times, the Audit Committee reviews both audit and non‑audit services performed by the independent registered public accounting firm, as well as the fees charged for such services. The Audit Committee is responsible for pre‑approving all auditing services and non‑auditing services (other than non‑audit services falling within the de minimis exception set forth in Section 10A(i)(1)(B) of the Exchange Act and non‑audit services that independent auditors are prohibited from providing to us) in accordance with the following guidelines: (1) pre‑approval policies and procedures must be detailed as to the particular services provided; (2) the Audit Committee must be informed about each service; and (3) the Audit Committee may delegate pre‑approval authority to one or more of its members, who shall report to the full committee, but shall not delegate its pre‑approval authority to management. Among other things, the Audit Committee examines the effect that performance of non‑audit services may have upon the independence of the auditors.

	2017	2016
Audit Fees(1)	$232	$255
Audit-Related Fees(2)	8	2
Total(3)	$240	$257

(1)

Audit fees consisted of fees for professional services rendered for the audit of our annual consolidated financial statements, review of our quarterly financial statements and services normally provided in connection with statutory and regulatory filings.

(2)	Audit‑related fees consisted of fees related to the issuance of SEC registration statements and sale of common stock.
(3)	BPM did not provide any non‑audit or other services other than those reported under “Audit Fees” and “Audit‑Related Fees.”

For fiscal 2017 and 2016, all audit and audit‑related services provided to us by BPM were pre‑approved by the Audit Committee in accordance with the guidelines described above.

In the event the stockholders fail to ratify and approve the Audit Committee’s appointment of BPM, the Audit Committee will reconsider its selection. Even if the appointment is ratified and approved, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year, if the Audit Committee determines that such a change would be in our and the stockholders’ best interests.

Representatives of BPM are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the proposal to ratify the Audit Committee’s appointment of BPM LLP to serve as our independent registered public accounting firm for the year ending December 31, 2018.

PROPOSAL NO. 3:

TO APPROVE AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION

TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK, TO BE EFFECTED

IN THE SOLE DISCRETION OF THE BOARD OF DIRECTORS AT ANY TIME WITHIN ONE YEAR

OF THE DATE OF THE ANNUAL MEETING WITHOUT FURTHER APPROVAL OR

AUTHORIZATION OF OUR STOCKHOLDERS

The board of directors has unanimously determined that it is advisable and in our best interests and the best interests of our stockholders to adopt a resolution authorizing the board of directors to effect a reverse split, or combination, of the outstanding shares of our common stock (the ‘‘Reverse Stock Split’’). If the Reverse Stock Split is approved by the stockholders, the board of directors may subsequently effect, in its sole discretion, the combination of outstanding shares of common stock into a smaller number of shares at a ratio of not less than one-for-five shares (1:5) and not greater than one-for-twenty shares (1:20), with the exact ratio to be set as a whole number at or within this range as determined by the board of directors, taking into account the factors discussed below. In addition, notwithstanding approval of this proposal by the stockholders, pursuant to Section 242(c) of the Delaware General Corporation Law, the board of directors may, in its sole discretion, determine not to effect, and abandon, the Reverse Stock Split without further action by our stockholders.

The Reverse Stock Split will have no effect on the par value of our common stock and will not reduce the number of authorized shares of common stock, but will have the effect of reducing the number of outstanding shares of common stock by the chosen ratio. We will pay cash in lieu of any fractional shares resulting from the Reverse Stock Split.

Background and Purpose of the Reverse Stock Split

Our common stock is listed on the Nasdaq CM, which has a continued listing requirement of $1.00 per share. On September 21, 2018, we received a deficiency letter from the Listing Qualifications Department (the “Staff”) of Nasdaq providing notification that, for the previous 30 consecutive business days, the bid price for our common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq CM pursuant to Nasdaq Listing Rule 5550(a)(2). The notification has no immediate effect on the listing or trading of our common stock, which will continue to trade on the Nasdaq CM under the symbol ‘‘MOSY.’’ The deficiency letter further stated that we will have 180 days, or until March 20, 2019, to regain compliance with the minimum bid price requirement. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we can regain compliance if, at any time during the 180-day period, the closing bid price of our common stock is at least $1.00 for a minimum of 10 consecutive business days. If, by March 20, 2019, we cannot demonstrate compliance with Nasdaq Listing Rule 5450(a)(1), we may be eligible for additional time. To qualify for additional time, we would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq CM, with the exception of the bid-price requirement, and would need to provide written notice of our intention to cure the deficiency during the second compliance period by effecting a reverse stock split, as necessary. If we are not eligible for the second compliance period, however, then the Staff will provide notice that our common stock will be subject to delisting. At such time, we may appeal the delisting determination to a Nasdaq Listing Qualifications Panel (‘‘Panel’’). We would remain listed pending the Panel’s decision. There can be no assurance that, if we do appeal a subsequent delisting determination by the Staff to the Panel, that such appeal would be successful. In the event the Panel determines not to continue our listing, and our common stock is delisted from Nasdaq, our common stock will cease to be traded on any tier of the Nasdaq Stock Market and will instead be traded on the OTC Bulletin Board or other small trading markets, such as the pink sheets.

Our common stock has traded significantly below $1.00 per share since we received the Nasdaq letter. As we only have until March 20, 2019, and do not believe that we will be able to utilize the additional 180-day period to attempt to regain compliance, our board of directors believes that it is prudent to request stockholder approval of the Reverse Stock Split now. The Reverse Stock Split will be an effective means for us to regain compliance with the minimum bid price rule, and the Staff generally views reverse stock splits as the only definitive near-term plan to resolve a bid price deficiency.

Our board of directors believes that maintaining the listing of our common stock on the Nasdaq is in our best interests, in addition to the best interests of ourstockholders and employees. Delisting could adversely affect the liquidity of our common stock, as alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. Our board of directors also believes that such delisting could cause a loss of confidence of industry partners, customers, and our employees, which could harm our business and future prospects. Further, maintaining our Nasdaq listing may enhance our access to capital that is necessary to execute on our business plan and fund our operations. In evaluating whether or not to authorize the Reverse Stock Split, in addition to the considerations described above, the board of directors also took into account various negative factors associated with a reverse stock split. These factors include: the negative perception of reverse stock splits held by some investors, analysts, and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined in share price and corresponding market capitalization; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and the costs associated with implementing the Reverse Stock Split. Nevertheless, the board of directors has determined that, the benefits of continued listing on Nasdaq are very important and substantially outweigh the negative factors of the Reverse Stock Split; furthermore, effecting the Reverse Stock Split may be our only option, and may be necessary prior to March 2019, to attempt to maintain the Nasdaq listing of our common stock.

Our board of directors does not intend for this transaction to be the first step in a series of plans or proposals for a ‘‘going private transaction’’ within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended.

Determination of Reverse Stock Split Ratio

The ratio of the Reverse Stock Split, if approved and implemented, will be an integer ratio within the range of 1-for-5 and 1-for-20, as determined by our board of directors in its sole discretion. In determining the Reverse Stock Split ratio, the board of directors will consider numerous factors including:

•	the historical and projected performance of our common stock;
•	the status of our common stock listing on the Nasdaq and the listing standards and rule-making process of Nasdaq and other stock exchanges;
•	prevailing general market and economic conditions;
•	the projected impact of the selected Reverse Stock Split on trading liquidity in our common stock and our ability to continue our Nasdaq listing;
•	our capitalization (including the number of shares of common stock issued and outstanding);
•	the prevailing trading price for our common stock and the volume levels thereof; and
•	potential devaluation of our market capitalization as a result of a reverse stock split.

The purpose of asking for authorization to implement the Reverse Stock Split at a ratio to be determined by our board of directors, as opposed to a ratio fixed in advance, is to give our board of directors the flexibility to take into account then-current market conditions and changes in the price of our common stock and to respond to other developments that may be deemed relevant when considering the appropriate ratio. Also, if approved, the board of directors does not intend to implement the Reverse Stock Split immediately, as we expect to have until March 20, 2019 to regain compliance with Nasdaq listing requirements.

The text of the form of proposed amendment to our Restated Certificate of Incorporation is attached to this Proxy Statement as Appendix A, provided however, that the text of this amendment is subject to modification to include changes as may be required by the office of the Secretary of State of the State of Delaware (the ‘‘Secretary’’) and as the board of directors may deem necessary or advisable, under advice of legal counsel, to effect the Reverse Stock Split. The board of directors may also elect not to do the Reverse Stock Split, in particular, if it is not necessary in order to maintain a Nasdaq listing for our common stock.

Stockholders should note that the effect of the Reverse Stock Split on the market prices for our common stock cannot be accurately predicted. In particular, there is no assurance that prices for shares of our common stock after the reverse stock split is implemented will be two to ten times, as applicable, the prices for shares of our common stock immediately prior to the Reverse Stock Split. Furthermore, the proposed Reverse Stock Split may not achieve the desired results that have been outlined above. A Reverse Stock Split may adversely impact the market price of our common stock and any increased price per share of the common stock immediately after the reverse stock split may not be sustained for any prolonged period of time.

Effect of the Reverse Split on Our Common Stock

Depending on the ratio for the Reverse Stock Split determined by our board of directors, a minimum of five and a maximum of 20 shares of existing common stock will be combined into one share of common stock. The table below shows, as of October 31, 2018, the approximate number of outstanding shares of common stock that would result from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares) based on the 41,640,586 shares of common stock issued and outstanding as of such date:

Reverse Stock Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split
1‑for‑5	8,328,117
1‑for‑10	4,164,059
1‑for‑15	2,776,039
1‑for‑20	2,082,029

The actual number of shares outstanding after giving effect to the Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio that is ultimately determined by our board of directors. The Reverse Stock Split will affect all holders of our common stock uniformly and will not change any stockholder’s percentage ownership interest in us, except that, as described below, recordholders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will receive cash in lieu of such fractional share. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

Certain Risk Factors Associated with the Reverse Stock Split

We cannot assure you that the Reverse Stock Split will increase our stock price and have the desired effect of maintaining compliance with NASDAQ Listing Rules.

Our board of directors expects that the Reverse Stock Split will increase the market price of our common stock so that we are able to regain and maintain compliance with the Nasdaq minimum bid price listing standard; if we are unable to achieve compliance with the minimum bid price requirements during the compliance period(s) provided to us by Nasdaq. However, the effect of the Reverse Stock Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar stock splits for companies in like circumstances is varied. It is possible that the per share price of our common stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Stock Split, and the market price per share of our common stock following the Reverse Stock Split may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Our total market capitalization immediately after the Reverse Stock Split may be lower than immediately before the Reverse Stock Split.

There are numerous factors and contingencies that could affect our stock price following implementation of the Reverse Stock Split, including the status of the market for our common stock at the time, our results of operations in future periods, and general economic, market and industry conditions. Accordingly, the market price of our common stock may not be sustainable at the direct arithmetic result of the Reverse Stock Split. If the market price of our common stock declines after theReverse Stock Split, our total market capitalization (the aggregate value of all of our outstanding Common Stock at the then existing market price) after the split will be lower than before the split. Even if the market price of our common stock following the Reverse Stock Split remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements.

The Reverse Stock Split may result in some stockholders owning ‘‘odd lots’’ that may be more difficult to sell or require greater transaction costs per share to sell.

The Reverse Stock Split may result in some stockholders owning ‘‘odd lots’’ of less than 100 shares of our common stock following the Reverse Stock Split. Odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in ‘‘round lots’’ of even multiples of 100 shares.

The Reverse Stock Split may decrease the liquidity of our common stock.

While our board of directors and management believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not improve. In addition, investors might consider the increased proportion of unissued authorized shares to issued shares to have an anti-takeover effect under certain circumstances, since the proportion allows for dilutive issuances.

Effect of the Reverse Stock Split on Equity Plans, Options, Restricted Stock Units and Convertible Securities

The Reverse Stock Split would reduce the number of shares of the Company’s common stock available for issuance under the Company’s Equity Plan and the currently inactive Amended and Restated 2010 Employee Stock Purchase Plan in proportion to the exchange ratio of the Reverse Stock Split. In addition, the number of shares issuable upon the exercise of options, the exercise price for such options, the number of shares issuable upon vesting of restricted stock units, the number of shares issuable upon the conversion of convertible securities entitling the holders to convert into shares of common stock, and the applicable conversion price or conversion ratio will be adjusted based on the Reverse Stock Split ratio selected by the board of directors.

Effect of the Reverse Stock Split on Authorized Shares of Preferred Stock and Rights under our Stockholder Rights Plan

The Reverse Stock Split will not change the number of shares of Preferred Stock and Series AA Preferred Stock currently authorized and designated under the Restated Certificate of Incorporation. Under our Rights Agreement, dated November 10, 2010, by and between us and Equiniti Trust Company, as Rights Agent, as amended, the rights associated with each share of common stock affected by the Reverse Stock Split shall be adjusted so that (i) the number of one one-thousandths of a share of Series AA Preferred Stock purchasable after such event upon proper exercise of each right shall be determined by multiplying the number of one one-thousandths of a share of Series AA Preferred Stock so purchasable immediately prior to such event by a fraction, the numerator of which is the number of shares of common stock outstanding immediately before the Reverse Stock Split and the denominator of which is the number of shares of common stock outstanding immediately after such event, and (ii) each share of common stock outstanding immediately after such event shall have issued with respect to it that number of rights which each share of common stock outstanding immediately prior to such event had issued with respect to it.

Exchange of Stock Certificates

The combination of, and reduction in, the number of shares of our outstanding common stock as a result of the Reverse Stock Split will occur automatically and without any action on the part of our stockholders on the date that the amendment to the Restated Certificate of Incorporation to effect the Reverse Stock Split is filed with the Secretary (the ‘‘Effective Date’’). As soon as practicable after the Effective Date, our transfer agent, Equiniti Trust Company, acting as our ‘‘exchange agent’’ for purposes of implementing the exchange of certificates, will mail each stockholder of record a transmittal form accompanied by instructions specifying other details of the exchange. Upon receipt of the transmittal form, each stockholder should surrender the certificates representing our common stock prior to the Reverse Stock Split in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates representing the whole number of shares of our common stock that he or she holds as a result of the Reverse Stock Split. New certificates will not be issued to a stockholder until the stockholder has surrendered his or her outstanding certificate(s) and submitted with the properly completed and executed transmittal form to the exchange agent. If your shares are held in street name at a brokerage firm or financial institution, we intend to treat you in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to implement the exchange of shares required by the combination resulting from the Reverse Stock Split for their beneficial holders holding common stock in street name. However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing substitution of certificates, or book entries, representing the former number shares of common stock for certificates, or book entries, representing the reduced number of shares resulting from the combination. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

Any stockholder whose certificate has been lost, destroyed or stolen will be entitled to a new certificate only after complying with the requirements that we and our transfer agent customarily apply in connection with replacing lost, stolen or destroyed certificates.

No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any old certificate, except that if any new certificate is to be issued in a name other than that in which the old certificate(s) are registered, it will be a condition of such issuance that (i) the person requesting such issuance must pay to us any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable, (ii) the transfer complies with all applicable federal and state securities laws and (iii) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR TRANSFER AGENT.

Treatment of Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive a fractional share of common stock as a consequence of the Reverse Stock Split will, upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form upon surrender to the exchange agent of certificates representing such shares, be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing sale price of our common stock on the effective date of the Reverse Stock Split as reported on Nasdaq, or if our common stock is not at such time traded on Nasdaq, then as reported on the primary trading market for our common stock by (ii) the number of shares of our common stock held by the stockholder that would otherwise have been exchanged for the fractional share interest.

Certain Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock. Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, or a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia (a ‘‘U.S. holder’’). A trust may also be a U.S. holder if (i) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a ‘‘straddle’’ or as part of a ‘‘hedging,’’ ‘‘conversion,’’ or other integrated investment transaction for federal income tax purposes, (iii) persons that do not hold our common stock as ‘‘capital assets’’ (generally, property held for investment), or (iv) foreign entities and nonresident alien individuals. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split. This summary does not address the tax consequences of transactions occurring prior to or after the Reverse Stock Split, including, without limitation, the exercise of options or rights to purchase common stock in anticipation of the Reverse Stock Split. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes with no gain or loss recognized by us. Therefore, a stockholder generally will not recognize gain or loss on the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Stock Split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year.

STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL, GIFT, OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS, AND ANY PENDING OR PROPOSED LEGISLATION OR AUTHORITY.

Accounting Matters

The par value of our common stock will remain unchanged at $0.001 per share after the Reverse Stock Split. As a result, our stated capital, which consists of the par value per share of the common stock multiplied by the aggregate number of shares of the common stock issued and outstanding, will be reduced proportionately at the effective time of the Reverse Stock Split. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of common stock, will be increased by a number equal to the decrease in stated capital. Further, net loss per share, book value per share, net income and other per share amounts will be increased as a result of the Reverse Stock Split because there will be fewer shares of common stock outstanding.

No Appraisal Rights

Under the General Corporation Law of the State of Delaware, stockholders are not entitled to appraisal rights with respect to the Reverse Stock Split.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of our common stock will be required to approve the Reverse Stock Split and the certificate of amendment to the Company’s Restated Certificate of Incorporation, as amended. As a result, abstentions and broker non-votes will have the same effect as negative votes.

The Board of Directors Recommends a Vote ‘‘FOR’’ approval of the amendment to our Restated Certificate of Incorporation to effect a reverse stock split to be effected in the sole discretion of our board of directors at any time within one year of the date of the Annual Meeting without further approval or authorization of our stockholders.

PROPOSAL NO. 4:

APPROVE THE AMENDMENT OF THE AMENDED AND RESTATED 2010 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES CURRENTLY RESERVED FOR ISSUANCE THEREUNDER BY 4,000,000 SHARES

At the Annual Meeting, we will request that our stockholders approve an amendment to the 2010 Equity Incentive Plan, or Equity Plan, to increase the number of shares reserved for issuance by 4,000,000 shares of common stock. In May 2010, our board of directors adopted, and, in June 2010, our stockholders subsequently approved, our Equity Plan, which included an initial reserve of 400,000 shares, plus an automatic annual increase of 50,000 shares on January 1 of each year in which the Equity Plan is in effect. To date, an additional 400,000 shares of common stock have been added to the plan through these annual increases. In June 2014 and December 2017, our stockholders approved increases to the share reserve of 150,000 shares and 200,000 shares, respectively. As of October 31, 2018, under the Equity Plan, we had 668,660 shares of common stock subject to existing stock‑based compensation awards and 52,399 shares currently available for issuance with respect to awards (plus any shares that might in the future be returned to the Equity Plan as a result of cancellation, expiration or forfeit of outstanding awards), until the next automatic annual increase on January 1, 2019. The 668,660 shares subject to existing awards represented approximately 1.6% of our shares of common stock outstanding and approximately 0.8% of our fully diluted shares outstanding, which we have calculated as the sum of (1) total shares of common stock outstanding, (2) shares of common stock subject to existing stock‑based compensation awards and (3) shares of common stock exerciseable under pre-funded warrants and common stock warrants. The additional 4,000,000 shares under the Equity Plan that we are requesting represent only 9.6% of common stock outstanding and 4.9% of the fully diluted number of shares of common stock. We explain below how we intend to use the additional 4,000,000 shares, if approved by our stockholders. All figures for reserved shares and shares subject to outstanding awards presented in this section have been adjusted to reflect the 1‑for‑10 reverse stock split effected in February 2017.

During 2018, we have achieved significant improvement in our financial performance. For the nine months ended September 30, 2018, we increased revenues by 49% over 2017 and reduced our net loss by 80%. We achieved profitability for each of the quarters ended March 31, 2018 and June 30, 2018. Unfortunately, we were informed by a large customer that it will be phasing out its use of our Bandwidth Engine IC products. The loss of future business with this customer has resulted in a reduction in our revenue outlook beginning in the fourth quarter of 2018, which, in addition to our public offering discussed below, we believe has contributed to the significant reduction in our stock price and market value.

In October 2018, we completed a public offering of common stock and sold 36.9 million units, consisting of 8.1 million common units, at a price to the public of $0.30 per unit, and 28.8 million pre-funded units, at a price to the public of $0.299 per unit. Each common unit consisted of one share of common stock and a warrant to purchase one share of common stock at $0.30 per share, and each pre-funded unit consisted of a pre-funded warrant to purchase one share of common stock at $0.001 per share and a common stock warrant. The public offering resulted in significant dilution to our existing stockholders and our employees who hold equity awards issued under the Equity Plan. We used the majority of the proceeds of the Public Offering to significantly reduce our obligations under our senior secured convertible notes, which were due in August 2019. We now have reduced the remaining principal balance of the notes to $2.7 million, which is due in August 2023.

Given the significant dilution from the public offering, we believe that the 52,399 shares of common stock currently available for future issuance under the Equity Plan cannot meet our requirements for retaining, motivating and incentivizing our employees, and that failure to authorize a substantial increase will create a significant and material risk for the Company’s business and prospects. If the stockholders do approve the requested increase of 4,000,000 shares, we intend to issue up to 2,500,000 shares to our employees in the form of a mix of stock options and RSUs, which will vest over four years and three years, respectively.

Furthermore, we do not have adequate shares available under the Equity Plan to make awards to non-employee directors that we are obligated to provide for their service to us. In October 2018, our board of directors appointed Scott Lewis and Robert Y. Newell to our board of directors as non‑employee directors, thus enabling us to satisfy Nasdaq Listing Rule requirements for the composition of our board of directors, audit committee and compensation committee. At that time, we did not have adequate shares available under the Equity Plan to grant awards these new directors are entitled to receive under the Equity Plan. If approved by the stockholders, we intend to grant to each of of them a stock option award of 100,000 shares with an exercise price equal to the fair value on the date of grant. The stock options will vest annually over three years subject to continued service as a director.

In addition to equity awards upon initial appointment or election to our board of directors, under the Equity Plan, each non-employee director is entitled to an equity award for annual service on our board of directors. The annual service award is granted at the first meeting of the board of directors held after each annual meeting. Historically, we also have granted awards for service as the chairperson of our audit committee and compensation committee, but have modified this to be an award of RSUs. If the stockholders approve the requested increase of 4,000,000 shares, we intend to use 160,000 of these shares to grant RSU awards for 40,000 shares to each of Scott Lewis, Robert Y. Newell and Daniel J. O’Neil for the annual service equity grants to our non‑employee directors, and RSUs for 20,000 shares each to Messrs. Newell and O’Neil for service as the chairperson of the compensation committee and the audit committee, respectively. In total, we intend to use up to 400,000 shares of the additional requested 4,000,000 shares for awards to our non‑employee directors.

After the awards to our employees and non-employee directors above, we intend to use the remaining balance for additional awards in connection with our annual 2019 performance review cycle.

We recognize the need to balance stockholder concerns over the potentially dilutive effects of the increased number of authorized shares under the Equity Plan with our ability to attract, motivate, reward and retain our employees and non‑employee directors, who are critical to driving our business plan and increasing stockholder value. We believe the dilutive effect of our equity awards has been reasonable and consistent with these essential requirements. We are managing our equity awards closely, and intend to continue doing so.

If the increase to the share reserve is approved, we expect that it may be necessary to request our stockholders to approve additional increases to the share reserve in the future, because even with the current proposed increase our total shares available under outstanding awards and the reserve will represent only approximately 5.5% of our total shares outstanding on a fully diluted basis.

Stockholder approval of our request for additional shares under Proposal No. 4 is necessary to authorize a sufficient number of shares under the Equity Plan to allow us to continue to motivate, reward and retain the services of our non‑employee directors and personnel. If this increase is not approved, the Equity Plan will remain in effect with its current terms and conditions but without the additional shares we consider necessary for our continued competitiveness, and it may make it difficult for us to retain our employees and non‑employee directors. In addition, if the increase is not approved, we will be unable to provide equity awards to our non-employee directors or provide additional awards to our employees, whose existing awards have experienced significant dilution. Without the increase in shares available under the Equity Plan, we would be reliant on cash‑settled awards as our sole method of incentive‑based compensation. We believe this would not be in our stockholders’ best interests as it would (a) remove incentives aligning our employees and our senior leaders with stockholders to drive firm‑wide performance and create long‑term stockholder value and (b) increase our cash burn, as we would need to increase our reliance on cash-settled awards. Our board of directors and management, therefore, recommend that stockholders approve the amendment to our Equity Plan.

Summary of the Equity Plan

The Equity Plan was adopted by our board of directors in May 2010 and was approved by our stockholders in June 2010. The principal features of the Equity Plan are summarized below, but the summary is qualified in its entirety by reference to the Equity Plan itself.

Administration.  The Equity Plan is administered by the Compensation Committee. Subject to the provisions of the Equity Plan, the Compensation Committee has discretion to determine the employee, consultant or director to receive an award, the form of award and any acceleration or extension of an award. Further, the Compensation Committee has complete authority to interpret the Equity Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective award agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Equity Plan.

Eligibility.  Awards may be granted to any employee of or consultant to us or our affiliates or to non‑employee members of the board of directors or of any board of directors (or similar governing authority) of any affiliate of ours. As of October 31, 2018, we had 20 employees and three non‑employee directors who would be eligible to participate in the Equity Plan.

Term of Equity Plan.  Unless the Equity Plan is terminated earlier by the board of directors, awards may be made under the Equity Plan until the tenth anniversary of its adoption by the board of directors, or May 24, 2020.

Shares Subject to the Equity Plan.  The shares issued or to be issued under the Equity Plan are authorized but unissued shares of our common stock. The current maximum number of shares of common stock which may be issued or made subject to awards under the Equity Plan is 1,150,000, plus an annual increase of 50,000 shares on January 1 during each of 2019 and 2020. If this proposal is approved by our stockholders, a total of 5,150,000 shares will have been reserved for issuance pursuant to the Equity Plan, and an aggregate of 4,052,399 shares of our common stock will be immediately available for issuance under awards, prior to the above‑described awards to non‑employee directors. The maximum number of shares that may be subject to awards granted to any one person in any one calendar year is 1,000,000 shares.

Types of Awards.  Awards under the Equity Plan may include incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, RSUs and performance units, qualified performance‑based awards and stock grants. Each award will be evidenced by an instrument in such form as the Compensation Committee may prescribe, setting forth applicable terms such as the exercise price and term of any option or applicable forfeiture conditions or performance requirements for any restricted stock or RSUs. Except as noted below, all relevant terms of any award will be set by the Compensation Committee in its discretion.

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Nonstatutory stock options and incentive stock options (together, “Stock Options”) are rights to purchase our common stock. A Stock Option may be immediately exercisable or become exercisable in such installments, cumulative or non‑cumulative, as the Compensation Committee may determine. A Stock Option may be exercised by the recipient giving written notice to us, specifying the number of shares with respect to which the Stock Option is then being exercised, and accompanied by payment of an amount equal to the exercise price of the shares to be purchased. The purchase price may be paid by cash, check, by delivery to us (or attestation of ownership) of shares of common stock , net exercise, or through and under the terms and conditions of any formal cashless exercise program authorized by us.

Incentive stock options may be granted only to eligible employees of us or any parent or subsidiary corporation of ours and must have an exercise price of not less than 100% of the fair market value of our common stock on the date of grant (110% for incentive stock options granted to any 10% stockholder of ours). In addition, the term of an Incentive Stock Option may not exceed 10 years (five years, if granted to any 10% stockholder). Nonstatutory stock options must have an exercise price of not less than 100% of the fair market value of the our common stock on the date of grant and the term of any nonstatutory stock option may not exceed 10 years. In the case of an incentive stock option, the amount of the aggregate fair market value of common stock (determined at the time of grant) with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under all such plans of his or her employer corporation and its parent and subsidiary corporations) may not exceed $100,000.

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Stock appreciation rights, or SARs, are rights to receive (without any payment required) cash, property or other forms of payment, or any combination thereof, as determined by the Compensation Committee, based on the increase in the value of the number of shares of common stock specified in the SAR. The base price (above which any appreciation is measured) will in no event be less than 50% of the fair market value of the common stock on the date of grant of the SAR or, if the SAR is granted in tandem with a Stock Option (that is, so that the recipient has the opportunity to exercise either the Stock Option or the SAR, but not both), the exercise price under the associated Stock Option.

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Awards of restricted stock are grants or sales of common stock which are subject to a risk of forfeiture, such as a requirement of the continued performance of services for a stated term or the achievement of individual or Company performance goals. Awards of restricted stock will include the right to any dividends on the shares pending vesting (or forfeiture), although any such dividends would be subject to the same risks of forfeiture as the corresponding shares, unless the Compensation Committee otherwise determines.

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Awards of RSUs and performance units are grants of rights to receive either shares of common stock (in the case of RSUs) or the appreciation over a base value (as specified by the Compensation Committee) of a number of shares of common stock (in the case of performance stock units) subject to satisfaction of service or performance requirements established by the Compensation Committee in connection with the award. Such awards may, in the discretion of the Compensation Committee, include the right to the equivalent to any dividends on the shares covered by the award, but any such dividends would be paid only if and when the award vests.

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Qualified performance‑based awards are awards which include performance criteria intended to satisfy Section 162(m) of the Code. Qualified performance‑based awards may be in the form restricted stock, RSUs or performance units, but in each case will be subject to satisfaction of one of the following criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or affiliate, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre‑established target, to previous years’ results or to a designated comparison group, in each case as specified by the Compensation Committee in the award:

• cash flow	• earnings per share (including, without limitation, earnings before interest, taxes, depreciation and/or amortization)
• stock price growth	• return on equity
• stockholder returns	• return on capital (including without limitation return on total capital or return on invested capital)
• return on investment	• return on assets or net assets
• market capitalization	• economic value added
• sales or net sales	• revenue
• income, pre‑tax income or net income	• operating income or pre‑tax profit
• operating profit or net operating profit	• gross margin, operating margin or profit margin
• return on operating revenue or operating assets	• cash flow from operations
• operating ratio	• operating revenue
• backlog	• general and administrative expenses
• debt leverage (debt to capital)	• customer service
• market share improvement
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No payment or other amount will be available to a recipient of a qualified performance‑based award except upon the Compensation Committee’s determination that particular goal or goals established by the Compensation Committee for the criteria (from among those specified above) selected by the Compensation Committee have been satisfied.

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A stock grant is a grant of shares of common stock not subject to restrictions or other forfeiture conditions. Stock grants may be awarded only in recognition of significant contributions to the success of MoSys or our affiliates, in lieu of compensation otherwise already due, or in other limited circumstances which the Committee deems appropriate.

Director Awards.  The Equity Plan permits the board of directors to establish by resolution the number of shares, up to a maximum of 40,000 shares each year for each non‑employee director, to be covered by annual option grants or other awards to our non‑employee directors for each year of service on our board. The awarded shares vest in full at the end of the 12‑month period following a director’s election to the board at the annual meeting, corresponding to a full year of service. In the event of a merger, sale of substantially all of our assets or similar transaction, vesting would accelerate as to 100% of the unvested shares subject to the award. The Equity Plan further authorizes the grant of an award to purchase up to 120,000 shares to each non‑employee director upon his or her initial appointment or election to our board. The shares covered by these awards vest over a four‑year period at the rate of one‑fourth of the total number of shares each year, subject to the non‑employee director’s continuous service on the board. In the event of a merger, sale of substantially all of our assets or similar transaction, vesting would accelerate as to 100% of the unvested shares subject to the award. All awards to directors will have a term of not longer than 6 years. The Equity Plan also permits a disinterested majority of the board of directors, in its discretion, to authorize additional shares to be awarded or granted under stock options to committee chairs and other non‑employee directors for extraordinary service on the board.

Effect of Termination of Employment or Association.  Unless the Compensation Committee determines otherwise in connection with any particular award under the Equity Plan, Stock Options and SARs will generally terminate six months following the recipient’s termination of employment or other association with us due to death or disability and 90 days following the recipient’s termination of employment or other association with us for any other reason. The effect of termination on other awards will depend on the terms of those awards.

Transferability.  In general, no award under the Equity Plan may be transferred by the recipient, and during the life of the recipient, all rights under an award may be exercised only by the recipient or his or her legal representative. However, the Compensation Committee may approve the transfer, without consideration, of an award of a nonstatutory option or restricted stock to a family member.

Adjustments Upon Changes in Capitalization.  In the event of any change in the outstanding shares of common stock through any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of common stock, our board of directors will make an appropriate adjustment to the following: (i) the maximum numbers and kinds of shares subject to the Equity Plan and the Equity Plan limits, (ii) the numbers and kinds of shares or other securities subject to the then outstanding awards, (iii) the exercise or hurdle price for each share or other unit of any other securities subject to then outstanding Stock Options or SARs (without change in the aggregate purchase or hurdle price as to which Stock Options or SARs remain exercisable), and (iv) the repurchase price of each share of restricted stock then subject to a risk of forfeiture in the form of a Company repurchase right.

Fundamental Transaction, Liquidation or Dissolution.  In the event that we (1) merge or consolidate with or into another entity as a result of which our common stock is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (2) sell or exchange all of our common stock for cash, securities or other property, (3) sell, transfer or otherwise dispose of all or substantially all of our assets to one or more other persons in a single transaction or series of related transactions or (4) undertake a liquidation or dissolution (each, a “Corporate Transaction”), our Compensation Committee may take any one or more of the following actions with respect to all or any portion of our outstanding awards (other than qualified performance‑based awards):

•	provide for their assumption, or the issuance of substantially equivalent awards in substitution therefore, by the acquiring or succeeding entity;
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provide for the termination of any or all outstanding awards (and the forfeit or repurchase, as applicable, of any shares subject to such awards) to the extent unvested (and unexercised, in the case of Stock Options and SARs) immediately prior to the consummation of the Corporate Transaction;

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provide for partial or complete acceleration of vesting of the unvested portions of any outstanding awards, such that Stock Options and SARs become exercisable, and risks of forfeiture applicable to RSUs and restricted stock lapse, in whole or in part prior to or upon consummation of the Corporate Transaction;

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in the case of Stock Options and SARs, provide for cash payments, net of applicable tax withholdings, to be made to holders equal to the excess, if any, of (A) the acquisition price times the number of shares subject to a Stock Option or SAR (to the extent the exercise price does not exceed the acquisition price) over (B) the aggregate exercise price for all such shares subject to the Stock Option or SAR, in exchange for the termination of such Stock Option or SAR; and/or
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in the case of Stock Options and SARs, provide that, in connection with a liquidation or dissolution of the Company, Stock Options and SARs shall convert into the right to receive liquidation proceeds net of the exercise price thereof and any applicable tax withholdings.

In addition, our Compensation Committee may take any one or more of the following actions with respect to all or any portion of our outstanding qualified performance‑based awards in the event of a Corporate Transaction:

•	provide for the termination of any or all qualified performance‑based awards immediately prior to the consummation of the Corporate Transaction without payment; and/or
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provide that all outstanding awards of restricted stock and RSUs conditioned on the achievement of performance goals or other business objectives and the target payout opportunities attainable under any or all performance units will be deemed to have been satisfied as to all, none or a pro rata number of shares covered by the award based on the assumed achievement of all relevant performance goals or other business objectives and the length of time that has elapsed within the performance period before the consummation of the Corporate Transaction, but only to the extent that such treatment would not interfere with the qualification of the award under Section 162(m) of the Code.

Amendments to the Equity Plan.  The board of directors may amend or modify the Equity Plan at any time subject to the rights of holders of outstanding awards on the date of amendment or modification; provided, however, that the board of directors may not, without the approval of stockholders, reprice outstanding awards.

Aggregate Past Awards under the Equity Plan

The table below shows, as to the named executive officers and the other individuals and groups indicated, the number of shares of common stock subject to stock option and restricted stock unit awards under the Equity Plan since its inception through October 31, 2018. No other types of awards have been granted under the Equity Plan.

Name and Position	Number of Options Granted	Number of Restricted Stock Units Granted
Daniel Lewis	100,000	20,000
James Sullivan	30,410	49,000
All current named executive officers, as a group	130,410	69,000
Daniel J. O'Neil	100,000	20,000
All employees, other than current named executive officers, as a group	243,998	520,926

Summary of Tax Consequences.  The following is a brief and general discussion of the United States federal income tax consequences to recipients of awards granted under the Equity Plan. This summary is not comprehensive and is based upon laws and regulations currently in effect. Such laws and regulations are subject to change. This summary is intended for the information of stockholders considering how to vote and not as tax guidance to participants in the Equity Plan. Participants in the Equity Plan should consult their own tax advisors as to the tax consequences of participation.

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Nonstatutory Stock Options.  Generally, there are no federal income tax consequences to the participants upon grant of nonstatutory stock options. Upon the exercise of such an option, the participant will recognize ordinary income in an amount equal to the amount by which the fair market value of the common stock acquired upon the exercise of such option exceeds the exercise price, if any. A sale of common stock so acquired will give rise to a capital gain or loss equal to the difference between the fair market value of the common stock on the exercise and sale dates.

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Incentive Stock Options.  Except as noted at the end of this paragraph, there are no federal income tax consequences to the participant upon grant or exercise of an incentive stock option. If the participant holds shares of common stock purchased pursuant to the exercise of an incentive stock option for at least two years after the date the option was granted and at least one year after the exercise of the option, the subsequent sale of common stock will give rise to a long‑term capital gain or loss to the participant and no deduction will be available to us. If the participant sells the shares of common stock within two years after the date an incentive stock option is granted or within one year after the exercise of an option, the participant will recognize ordinary income in an amount equal to the difference between the fair market value at the exercise date and the option exercise price, and any additional gain or loss will be a capital gain or loss. Some participants may have to pay alternative minimum tax in connection with exercise of an incentive stock option, however.

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Restricted Stock.  A participant will generally recognize ordinary income on receipt of an award of restricted stock when his or her rights in that award become substantially vested, in an amount equal to the amount by which the then fair market value of the common stock acquired exceeds the price he or she has paid for it, if any. Recipients of restricted stock may, however, within 30 days of receiving an award of restricted stock, choose to have any applicable risk of forfeiture disregarded for tax purposes by making an “83(b) election.” If the participant makes an 83(b) election, he or she will have to report compensation income equal to the difference between the value of the shares and the price paid for the shares, if any, at the time of the transfer of the restricted stock.

•	Stock Appreciation Rights. A participant will generally recognize ordinary income on receipt of cash or other property pursuant to the exercise of an award of SARs.
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Restricted Stock Units, Performance Units and Stock Grants.  A participant will generally recognize ordinary income on receipt of any shares of common stock, cash or other property in satisfaction of any of these awards under the Equity Plan.

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Potential Deferred Compensation.  For purposes of the foregoing summary of federal income tax consequences, we assumed that no award under the Equity Plan will be considered “deferred compensation” as that term is defined for purposes of federal tax legislation governing nonqualified deferred compensation arrangements, Section 409A of the Code, or, if any award were considered to any extent to constitute deferred compensation, its terms would comply with the requirements of that legislation (in general, by limiting any flexibility in the time of payment). For example, the award of an SAR at less than 100% of the market value of our common stock, would constitute deferred compensation. If an award includes deferred compensation, and its terms do not comply with the requirements of the legislation, then such award will be taxable when it is earned and vested (even if not then payable) and the recipient will be subject to a 20% additional tax.

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Section 162(m) Limitations on the Company’s Tax Deduction.  In general, whenever a recipient is required to recognize ordinary income in connection with an award, we will be entitled to a corresponding tax deduction. However, we will not be entitled to deductions in connection with awards under the Equity Plan to certain senior executive officers to the extent that the amount of deductible income in a year to any such officer, together with his or her other compensation from the Company exceeds the $1 million dollar limitation of Section 162(m) of the Code. Compensation which qualifies as “performance‑based” is not subject to this limitation, however. The Equity Plan has been designed to permit the Compensation Committee to grant awards that qualify as performance‑based for purposes of satisfying the conditions of Section 162(m), thereby resulting in continued federal income tax deductions in connection with such awards. However, there is no requirement for the Compensation Committee to grant awards in a manner that will qualify as performance‑based compensation, and there is no guarantee that amounts will qualify as performance‑based compensation and be exempt from the $1 million deduction limitation under Section 162(m). Restricted stock units subject to time‑based vesting will not qualify as performance‑based under Section 162(m).

New Plan Benefits.  If the proposed amendment to the Equity Plan is approved by our stockholders, in the future, our Compensation Committee will have available additional shares of our common stock for awards under the Equity Plan to eligible participants, including to our officers and directors. The benefits or amounts that will be received under the Equity Plan by or allocated to each of (1) the named executive officers, (2) each of the nominees for election as a director, (3) all directors who are not executive officers of the company as a group, (4) all present executive officers as a group, and (5) all employees, including all other current officers, as a group are not determinable in advance because these grants are subject to the discretion of the Compensation Committee and/or our board of directors.

The proposal to approve the amendment of the Equity Plan will require approval by a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal.

Our Board of Directors recommends a Vote “FOR” approval of the amendment of the Amended and Restated 2010 Equity Incentive Plan to increase the number of shares currently reserved for issuance by an additional 4,000,000 shares.

STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

Deadline for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials Pursuant to Rule 14a‑8. To be considered for inclusion in our proxy statement relating to the 2019 Annual Meeting of Stockholders pursuant to Rule 14a‑8 of Regulation 14A under the Exchange Act, stockholder proposals must be received a reasonable time prior to the date of the 2019 Annual Meeting of Stockholders following public announcement of the date thereof. Such proposals should be delivered to MoSys, Inc., Attn: Secretary, 2309 Bering Drive, San Jose, California 95131.

Requirements for Stockholder Nominations for Director and Stockholder Proposals Outside of Rule 14a‑8 to be brought before the Annual Meeting. To be timely for the 2019 Annual Meeting of Stockholders, a stockholder’s notice containing the information specified in our bylaws must be delivered or mailed to and received by our secretary at our principal executive offices not later than the close of business on the tenth calendar day following the date on which public announcement of the date of the 2019 Annual Meeting of Stockholders is first made. In no event will the public announcement of an adjournment of an annual meeting of stockholders commence a new time period for the giving of a stockholder’s notice as provided above. A stockholder’s notice to our secretary must set forth the information required by our bylaws with respect to each matter the stockholder proposes to bring before the annual meeting. A copy of the full text of our bylaws, including the provisions dealing with stockholder proposals and stockholder nominations, is available to stockholders upon written request to MoSys, Inc., Attn: Secretary, 2309 Bering Drive, San Jose, California 95131.

In addition, the proxy solicited by the board of directors for the 2019 Annual Meeting of Stockholders will confer discretionary authority to vote on (1) any untimely proposal presented by a stockholder at that meeting, and (2) any proposal made in accordance with the bylaw provisions, if the 2019 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a‑4(c)(2) under the Exchange Act.

OTHER MATTERS

Our board of directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, or any adjournments or postponements thereof, our board of directors intends that the persons named in the proxies will vote upon such matters in accordance with the best judgment of the proxy holders, as indicated on the enclosed proxy.

Whether or not you intend to be present at the meeting, you are urged to fill out, sign, date and return the enclosed proxy at your earliest convenience.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Daniel Lewis Chief Executive Officer and President

San Jose, California

December  , 2018

APPENDIX A

CERTIFICATE OF AMENDMENT OF
RESTATED CERTIFICATE OF INCORPORATION
OF MOSYS, INC.

MoSys, Inc. (the "Corporation"), a corporation duly organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:

1. The Restated Certificate of Incorporation of the Corporation, filed with the Secretary of State of the State of Delaware on February 14, 2017, is hereby amended by deleting paragraph (A) of Article IV thereof in its entirety and substituting the following in lieu thereof:

"The Corporation shall be authorized to issue 140,000,000 shares of capital stock, of which 120,000,000 shares shall be shares of Common Stock, $.001 par value ("Common Stock") and 20,000,000 shares shall be shares of Preferred Stock, $.001 par value ("Preferred Stock") of which one hundred twenty thousand (120,000) shares, $0.01 par value per share, are designated “Series AA Preferred Stock” pursuant to the certificate of designations that created such series as filed with the Secretary of State of the State of Delaware.  Upon this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), every [    ] shares of the Corporation's common stock, par value $.001 per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one share of common stock, par value $.001 per share, of the Corporation (the "New Common Stock").

Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock.  In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to the Corporation's transfer agent, as agent for the accounts of all holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all of the fractional interests will be effected by the transfer agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the New Common Stock on the applicable tier of The Nasdaq Stock Market on which the New Common Stock is listed at the time of sale. After such sale and upon the surrender of the stockholders' stock certificates, the transfer agent will pay to such holders of record their pro rata share of the net proceeds derived from the sale of the fractional interests.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of New Common Stock as set forth above), provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph."

2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, MoSys, Inc. has caused this Certificate to be executed by its duly authorized officer on this day        of      , 20__ .

MOSYS, INC.

BY:________________________

Name:
Office